As filed with the Securities and Exchange Commission on January 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	3829	82-1512711
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

708 Third Avenue, 6th Floor

New York, New York 10017

Telephone: (646) 828-8258

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Harry Simeonidis

Chief Executive Officer and President

708 Third Avenue, 6th Floor

New York, New York 10017

Telephone: (646) 828-8258

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Ralph V. De Martino, Esq.

Alec F. Orudjev, Esq.

Schiff Hardin LLP

901 K Street NW, Suite 700, Washington, DC 20001

Telephone: (202) 724-6848

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per common share(2)	Aggregate maximum offering price(2)	Amount of registration fee(2)
Common stock, par value $0.01 per share, issuable upon conversion of the Series B Convertible Preferred Stock held by the Selling Stockholders	3,000,000	$8.15	$24,450,000	$2,667.49

(1) Represents shares of common stock, par value $0.01 per share, which may be sold by the selling stockholders named in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of ordinary shares as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, on the basis of the average of the high and low prices of the registrant’s shares of common stock as quoted on The Nasdaq Stock Market on January 15, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated January 20, 2021

3,000,000 shares of Common Stock Issuable

upon conversion of the Series B Convertible Preferred Stock

This prospectus relates to the offer and sale of up to 3,000,000 shares of our common stock issuable upon conversions of the Series B Convertible Preferred Stock by the selling stockholders.

The shares of common stock being offered by the selling stockholders pursuant to the Purchase and Assignment Agreement executed by the selling stockholders. See “December 2020 Transactions” for a description of that agreement and “Selling Stockholders” for additional information regarding such stockholders. The prices at which the selling stockholders may sell such shares will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions.

We are not selling any shares under this prospectus and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares covered by this prospectus. In addition, we will pay all fees and expenses incident to the registration of the resale of shares under this prospectus. The selling stockholders from time to time may offer and sell the shares held by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale, as described in more detail in this prospectus under “Plan of Distribution.” No shares of our common stock may be sold without delivery of this prospectus describing the method and terms of the offering of such shares. We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is currently listed on The NASDAQ Global Market under the symbol “GBS”. On January 15, 2021, the last reported sale price of our common stock on The NASDAQ Global Market was $8.25.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should carefully consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2021

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 3,000,000 shares of our common stock, par value $0.01 per share, issuable upon conversion of the Series B Convertible Preferred Stock. As described below, these securities were issued and sold in the December 2020 and are convertible by the selling stockholders. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented. Neither the delivery of this prospectus nor any sale made in connection with this prospectus, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus is only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read the entire prospectus carefully, including our consolidated financial statements and the related notes included in this prospectus and the information set forth, among others, under the heading “Risk Factors.”

Our Company

We are a biosensor diagnostic technology company operating worldwide with our COV2 test and across the APAC Region with the biosensor platform comprising of biochemistry, immunology, tumour markers, hormones and nucleic acid diagnostic modalities. We were incorporated under the laws of Delaware on December 5, 2016. Our headquarters are located in New York, New York.

GBS is developing and commercializing a range of Biosensor based Point of Care (“POCT”) diagnostic tests that are developed in the modalities of clinical chemistry, immunology, tumor markers, allergens and endocrinology. Due to the nature of our platform technology (see figure below), we are able to quickly adapt to this rapidly evolving environment. Given the COVID-19 pandemic, the superior analytical characteristics of the biosensor technology and the advanced development stage, the company decided to expedite a collaboration with the Wyss Institute for Biologically Inspired Engineering at Harvard University (Wyss) in order to develop a more accurate and real time SARS-CoV-2 test for diagnostic, point-of-care screening and pre-vaccination screening.

GBS is the global licensee and intends to introduce and launch COV2 diagnostic tests across the US, Europe, APAC and the rest of the world through appropriately qualified sublicensees and distributors.

Our flagship product candidate is the Saliva Glucose Biosensor, a POCT expected to substitute the finger pricking invasive blood glucose monitoring for diabetic patients. On May 1, 2020, our parent company, Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), filed a submission with the FDA for the Saliva Glucose Biosensor Diagnostic Test, currently in development as a point-of-care test intended to replace blood glucose testing for diabetes management. Following the 513(g) submission to the FDA (Submitted May 1, 2020), the FDA staff determined that the Company could seek the De Novo application pathway for the Saliva Glucose Biosensor Diagnostic Test and appointed an Acting Branch Chief from the Diabetes Diagnostic Devices Branch as the contact person for the matter. The Company has commenced planning discussions with the FDA Office of In Vitro Diagnostics and Radiological Health and the Office of Product Evaluation and Quality pertaining to the clinical development and study plan of the Saliva Glucose Biosensor. LSBD have completed the supplier evaluation process and identified a suitable partner to implement the clinical plan once approved by the FDA.

We currently have seven full time employees and two part-time employees. We also rely on the services of contractors, collaborators and consultants. We have assembled a team of 12 people, including our 9 employees, our scientific advisory board and personnel at the University of Newcastle through a collaboration with the institution, to execute on our mission to create next generation non-invasive diagnostic tools to help patients suffering with diabetes.

December 2020 Transactions

On December 14, 2020, the Company and LSBD, the Company’s parent company, agreed to cancel the previously agreed share repurchase transaction dated as of December 7, 2020, under which LSBD was to exchange a total of 3,800,000 shares of the Company’s common stock for a 3-year non-transferrable warrant to purchase 1,900,000 shares of the Company’s shares of common stock. Effective as of the same date, the Company agreed to issue to LSBD, in consideration of LSBD’s contribution towards the research and development of applications other than glucose and COVID-19 applications to a maximum of $2 million over a 5-year period, a 5-year non-transferable warrant to purchase 3,000,000 shares of the Company’s common stock at the exercise price of $17.00 per share.

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On December 18, 2020, the Company entered into an Exchange Agreement (the “EA”) with LSBD to exchange 3,000,000 shares of its common stock held by LSBD for 3,000,000 shares of the Company’s Series B Convertible Preferred Stock. In addition, the parties to the Exchange Agreement entered into a Registration Rights Agreement (the “RRA”) pursuant to which the Company agreed to prepare and file within 30 days following the closing of the IPO with the Securities and Exchange Commission a registration statement to register for resale the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. If and to the extent the Company fails to, among other things, file such resale registration statement or have it declared as required under the terms of the RRA, the Company will be required to pay to the holder of such registration rights partial liquidated damages payable in cash in the amount equal to the product of 1.0% multiplied by the aggregate purchase price paid by such holder pursuant to the EA. The EA and the RRA contain customary representations, warranties, agreements and, indemnification rights and obligations of the parties.

On December 18, 2020, LSBD entered into a certain Purchase and Assignment Agreement (the “PAA”) with an institutional accredited investor (the “Purchaser”) pursuant to which LSBD sold and assigned to the Purchaser 3,000,000 shares of the Series B Convertible Preferred Stock and assigned to the Purchaser its rights under the EA and the RRA with respect to the such preferred shares for a total purchase price of $2,000,000. The investor’s Series B Convertible Preferred Stock is convertible into 3,000,000 shares of the Company’s common stock, subject to beneficial ownership limitation. The price per share of the 3,000,000 shares of common stock issuable upon conversion of the investor’s Series B Convertible Preferred Stock is $0.67.

The Purchaser’s obligations are subject to the satisfaction of conditions, including, among others, that immediately following the time of consummation of the transactions contemplated under the PAA, the IPO is to be consummated. The PAA contains customary representations, warranties, agreements and obligations of the parties.

Corporate Information

We were incorporated under the laws of Delaware on December 5, 2016 under the name “Glucose Biosensor Systems (Greater China) Holdings, Inc.” On September 3, 2019, we changed our name to “GBS Inc.” Our principal executive offices are located at 708 Third Avenue, 6th Floor, New York, New York 10017 and our telephone number is (646) 790-5756. Our corporate website address is gbs.inc. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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THE OFFERING

Shares of common stock being offering by the selling stockholders:	Up to 3,000,000 shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock.

Use of Proceeds:	All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus.

NASDAQ Trading Symbol:	GBS.

Risk Factors:	An investment in our company is highly speculative and involves a high degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

The number of shares of common stock outstanding is based on 11,844,922 shares of common stock issued and outstanding as of January 18, 2021 and excludes the following:

●	500,000 shares that will become available for future issuance under our 2019 Equity Incentive Plan, or the “2019 Plan”; and

●	55,555 shares issuable upon the exercise of warrants to be issued to the underwriters in the December 2020 initial public offering of the Company’s securities.

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SUMMARY CONSOLIDATED FINANCIAL DATA

You should read the following summary financial data together with our consolidated financial statements and the related notes appearing at the end of this prospectus. We have derived the financial data for the three months to September 30, 2020 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus. We have derived the financial data for the fiscal years ended June 30, 2020 and 2019 from our audited consolidated financial statements included in this prospectus.

	For the Fiscal Year Ended June 30, 2019	For the Fiscal Year Ended June 30, 2020	For Three Months to September 30, 2020
Results of Operations Data:
Other income	$188	$188,841	$55,497
Net loss	(7,336,686)	(3,134,602)	(1,068,105)
Basic and diluted net loss per share	(0.88)	(0.37)	(0.12)
Weighted average number of shares outstanding	8,382,685	8,510,329	8,630,000

	As of June 30, 2019	As of June 30, 2020	As of September 30, 2020
Balance Sheet Data:

Cash	$197,940	$427,273	$994,186
Working capital	(3,997,138)	(5,350,520)	(3,031,961)
Total assets	2,327,950	2,475,640	2,906,156
Total liabilities	6,305,088	7,690,468	5,953,722
Stockholders’ equity (deficit)	(3,977,138)	(5,214,828)	(3,047,566)

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

COVID-19 may impact our operations.

On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (WHO) declared the COVID-19 coronavirus outbreak a public health emergency of international concern and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which we operate. Although COVID-19 has begun to show signs of stabilization in certain regions, the potential impact brought by and the duration of the COVID-19 outbreak is difficult to assess or predict and the full impact of the virus on our operations will depend on many factors beyond our control. For instance, our business operations may be adversely affected if global economies continue to be affected by COVID-19. While it is unknown how long these conditions will last and what the complete financial effect will be to our company, we are closely monitoring its impact on us. Our business, results of operations, financial conditions and prospects could be materially adversely affected to the extent that COVID-19 harms the global economy in general, and the trading price of our stock may be adversely affected. In addition, the Company expects the impact of COVID-19 on the Company’s capital and financial resources to be minimal. Its ability to raise money from the capital market by issuing equity may be adversely affected by the pandemic, and the cost of capital will likely be higher. The Company does not expect any material impairments as a result of the impact by COVID-19 pandemic. While the Company has not experienced challenges in implementing its business plans in the near-term, or requiring material expenditures to do so, if the pandemic continues and/or there is a second wave of COVID-19, the Company is likely to need more expenditures to sustain its operations.

We are subject to the risks associated with new businesses.

We were formed in December 2016 as a new business with a plan to commercialize our licensed technology. Our limited operating history may not be adequate to enable you to fully assess our ability to develop and market the SGT and other tests based on the Biosensor Platform, achieve market acceptance of the COV2 Test (“COV2T”) and/or SGT and such other tests and respond to competition. Our efforts to date have related to the organization and formation of our company, strategic planning, product research and development and preparation for commencing regulatory trials and have depended on support from the Licensor and its affiliates. We have not yet generated revenue, and we cannot guarantee we will ever be able to generate revenues. Therefore, we are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent in a new business focused on the development and sale of new medical devices and related software applications. As a result, we may be unable to further develop, obtain regulatory approval for, manufacture, market, sell and derive revenues from the COV2 Test (“COV2T”) and/or SGT and the other products in our pipeline based on the Biosensor Platform, and our inability to do so would materially and adversely impact our viability. In addition, we still must optimize many functions necessary to operate a business, including expanding our managerial, personnel and administrative structure, continuing product research and development, and assessing and commencing our marketing activities.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies that have not yet commercialized their products or services, particularly those in the medical device and digital heath fields. In particular, potential investors should consider that there is a significant risk that we will not be able to:

●	implement or execute our current business plan, or that our business plan is sound;

●	maintain our management team and Board of Directors;

●	determine that the technologies that have been developed are commercially viable;

●	attract, enter into or maintain contracts with, and retain customers; and

●	raise any necessary additional funds in the capital markets or otherwise to effectuate our business plan.

In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We have incurred significant losses since inception and may not be able to achieve significant revenues or profitability.

Since our inception, we have engaged primarily in development activities. We have financed our operations primarily through financing from private capital raising and support from our controlling stockholder, and have incurred losses since inception, including a net loss of $5,020,383 for the fiscal year ended June 30, 2018, a net loss of $7,336,686 for the fiscal year ended June 30, 2019, a net loss of $3,134,602 for the fiscal year ended June 30, 2020 and a net loss of $ 1,068,105 for three months to September 30 2020. We do not know whether or when we will become profitable. Our ability to generate revenue and achieve profitability depends upon our ability, alone or with others, to complete the development process of our products, including regulatory approvals, and thereafter achieve substantial acceptance in the marketplace for our products. We may be unable to achieve any or all of these goals.

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Our current financial condition raises substantial doubt as to our ability to continue as a going concern.

Since inception, we have incurred losses and negative cash flows from operating activities. We do not expect to generate positive cash flows from operating activities until such time, if at all, that we complete the development process of our products, including regulatory approvals, and thereafter achieve substantial acceptance in the marketplace for our products. We incurred a net loss of $5,020,383 for the fiscal year ended June 30, 2018, a net loss of $7,336,686 for the fiscal year ended June 30, 2019, a net loss of $3,134,602 for the fiscal year ended June 30, 2020 and a net loss of $ 1,068,105 for three months to September 30 2020. At September 30, 2020, we had an accumulated deficit of $16,905,027, negative working capital of $3,031,961, current liabilities of $5,938,117, and cash of $994,186. These factors may raise doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. If we become unable to continue as a going concern, we may have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our consolidated financial statements. Should we encounter a scenario whereby sufficient capital is not available, the two shareholders of our controlling stockholder have committed to provide sufficient financial assistance to us as and when it is needed for us to continue our operations until November 2021.

Given our lack of revenue and our negative cash flow, we may need to raise additional capital, which may be unavailable to us or, even if consummated, may cause dilution or place significant restrictions on our ability to operate.

Following our initial public offering in December 2020, we believe we will have sufficient capital resources to enable us to continue to implement our business plan and remain in operation for at least the next 30 months. We do not anticipate generating any revenues for at least 6-10 months following the IPO, if at all, and our revenues will not immediately be sufficient to finance our ongoing operations. In addition, available resources may be consumed more rapidly than currently anticipated, and there can be no assurance that we will be successful in developing the COV2 Test (“COV2T”) and/or SGT and generating sufficient revenue in the timeframe set forth above, or at all. We may also need additional funding for developing new products and services and for additional sales, marketing and promotional activities. Accordingly, we may need to seek additional equity or debt financing earlier than anticipated to provide the capital required to maintain or expand our operations. We may raise additional capital through sales of equity securities or the incurrence of debt. For example, the two shareholders of our controlling stockholder have committed to provide sufficient financial assistance to us as and when it is needed for us to continue our operations until November 2021. The two shareholders of our controlling stockholder also have committed to purchase, from time to time, up to $9,300,000 in shares of our common stock, at a purchase price equal to the greater of the public offering price in the IPO and the market price at the time of the investment, in order to allow us to continue to meet the stockholders’ equity requirements of the NASDAQ Global Market until the second anniversary of the IPO. Except for these commitments, we do not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected.

The License Agreement with the Licensor, our controlling stockholder, which covers the license of the core technology used in our products, contains significant risks that may threaten our viability or otherwise have a material adverse effect on us and our business, assets and its prospects.

As noted above in the discussion of the Technology License Agreement executed by the Company and Life Science Biosensor Diagnostics Pty Ltd. dated as of June 23, 2020, the Company is the global licensee and intends to introduce and launch COV2 diagnostic tests across the US, Europe, APAC and the rest of the world through appropriately qualified distributors and includes the terms and related risks set forth below.

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The Amended and Restated License Agreement dated September 12, 2019 which amends and restates all previous license agreements (the “SGT License Agreement”) is limited to the APAC Region and includes the terms and related risks set forth below. We have no contractual rights to the intellectual property covered in the License Agreement other than as expressly set forth therein. Our plans, business, prospects and viability are substantially dependent on that intellectual property and subject to the limitations relating thereto as set forth in the License Agreement:

●	The SGT license granted to us is limited in territorial scope. The Licensor, of which we are currently a 99.1%-owned subsidiary, and which will continue to own a majority of our outstanding common stock immediately following the IPO, granted us a license to its proprietary rights in the biosensor technology used in the Licensed Products solely in the APAC Region, and primarily to act as authorized party for obtaining regulatory approval and to manufacture (subject to being approved as an Authorized Supplier by the Licensor) for use in the APAC Region, and to promote, market, import, offer sell and distribute the Licensed Products in the APAC Region. We may not exploit or seek to exploit any rights in respect of the Licensed Product outside of the APAC Region through any means, including digitally or online where the end user is not physically resident in the APAC Region. Accordingly, to the extent that such users are prohibited, we will be unable to realize any commercialization from such users and ensure that such users do not do business with us, even as such commercialization and business might be appropriate, related, synergistic or enhanced by our operations. In addition, we may be responsible for costs and other liabilities that might arise to the extent that users outside the APAC Region obtain such access and may incur costs to comply with these prohibitions. Further, the non-coverage of digital or online use for users not physically in the APAC Region may constitute a material limitation on our ability to freely conduct business digitally, online or through any other medium that may reach outside of the APAC Region. This limitation may have a material adverse effect on our marketing, sales, operational and other business efforts.

●	After the receipt of regulatory approval in a jurisdiction, we may be required to pay the Minimum Royalty with respect to such jurisdiction regardless of the actual amount of sales by us of Licensed Products. Accordingly, although the Minimum Royalty is based on our projected sales in each such jurisdiction, and although the determination of the Minimum Royalty is subject to agreement between us and the Licensor as to certain parameters, as described elsewhere in this prospectus, with disputes generally resolved by an independent third party, we could be obligated to pay royalties even though we have generated no or limited revenue. Such payments could materially and adversely affect our profitability and could limit our investment in our business.

●	The Licensed Products include only products that are supplied by an Authorized Supplier. Accordingly, we will not have unfettered right to select our suppliers, regardless of whether an unauthorized supplier could provide products on better pricing, delivery, quality or other terms, thus potentially materially and adversely impacting those aspects of our business, economies, profitability and prospects.

●	We are required to collect and anonymize demographic information about the end users of the Licensed Products, as well as data acquired from the Licensed Products. The data collection and retention may be expensive in cost, resources, legal and regulatory compliance and other ways, none of which costs can be quantified at this time. Further, changing regulations with respect to medical and similar such data may make such compliance beyond the scope of our capabilities. Any failure to comply may result in financial liability, as well as reputational harm.

●	The license is non-transferable, non-assignable and non-sublicensable, except that the Licensor will in good faith consider any request by us for any sublicense. The Licensor is not obligated to agree to any such sub-license. These restrictions may limit our flexibility to structure our operations in the most advantageous manner.

●	We must manufacture, promote, market, import, offer, sell, distribute and supply the Licensed Products in accordance with certain distribution requirements set forth in the License Agreement. For instance, we may not package the Licensed Products with other products, and we may deliver them only as supplied by an Authorized Supplier. Accordingly, the limitations imposed by the License Agreement may impact our ability to pursue certain marketing strategies and distribution channels, which may have a material adverse effect on us and our business, assets and prospects.

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●	The Licensor may require any change to any Licensed Product by any Authorized Supplier and may make any change to any sales or promotional literature made available by the Licensor, provided that such changes do not affect any regulatory approvals we obtain. This right of the Licensor may create material expense for us, may be practically difficult to accomplish and may cause relationship, reputational and other adverse harm to us, our business and our prospects, without our having any control over these changes. Further, the Licensor is not liable for any of the costs to us of such changes.

●	We must file for, prosecute the application for, and obtain all regulatory approvals for each of the Licensed Products and all legal permits necessary for promoting, marketing, offering or selling each Licensed Product. The regulatory approval process can be expensive and time consuming, and there can be no assurances that we will be able to obtain or maintain any or all required permits.

●	Except with respect to the Licensor’s ownership of all intellectual property rights in respect of the licensed property and the non-infringement by our exercise of those rights, the Licensor provides no, and disclaims all, representations, warranties or covenants relating to the licensed intellectual property or any other matters under the License Agreement and in particular disclaims any fitness of the property for any purpose. These provisions limit our recourse in the event that the licensed intellectual property is flawed, defective, inadequate, incomplete, uncommercial, wrongly described or otherwise not useful for our purposes. We have not independently verified any of the technical, scientific, commercial, legal, medical or other circumstances or nature of the licensed intellectual property and therefore there can be no assurances that any of the foregoing risks have been reduced or eliminated. These provisions represent a significant risk of a material adverse impact on us, our business and our prospects.

Neither we nor the Licensor have yet launched the COV2T or the SGT and the ability to do so will depend on the acceptance of the COV2T and/or the SGT in the Global healthcare market.

Neither we nor the Licensor has yet launched the COV2T nor the SGT and neither has received regulatory approvals in any country or territory. We are faced with the risk that the COV2 Test and/or the SGT will be accepted in their respective jurisdictions over competing products and that we will be unable to enter the marketplace or compete effectively. Factors that could affect our ability to establish the COV2T and/or the SGT or any future diagnostic test based on the Biosensor Platform include:

●	sales of the COV2T and/or the SGT across their respective jurisdictions may be limited due to the complex nature of the healthcare system in each country and territory in the region, low average personal income, lack of patient cost reimbursement and pricing controls

●	the development of products or devices which could result in a shift of customer preferences away from our device and services and significantly decrease revenue;

●	the increased use of improved diabetes drugs that could encourage certain diabetics to test less often, resulting in less usage of self-monitoring (saliva-based, blood-based or otherwise) test device for certain types of diabetics;

●	the challenges of developing (or acquiring externally developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges;

●	the significant number of current competitors in the glucose monitoring market who have significantly greater brand recognition and more recognizable trademarks and who have established relationships with diabetes healthcare providers and payors; and

●	intense competition to attract acquisition targets, which may make it more difficult for us to acquire companies or technologies at an acceptable price or at all.

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We cannot assure you that the COV2T and/or SGT or any future diagnostic test based on the Biosensor Platform will gain market acceptance. If the market for the COV2T and/or SGT or any future test fails to develop or develops more slowly than expected, or if any of the technology and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.

We cannot accurately predict the volume or timing of any sales, making the timing of any revenues difficult to predict.

We may be faced with lengthy and unpredictable customer evaluation and approval processes associated with the COV2T and/or SGT. Consequently, we may incur substantial expenses and devote significant management effort and expense in developing customer adoption of the COV2T and/or SGT, which may not result in revenue generation. We must also obtain regulatory approvals of the COV2T and/or SGT in each respective jurisdiction, which is subject to risk and potential delays, and may actually occur. The same risks apply to other tests we may develop based on the Biosensor Platform. As such, we cannot accurately predict the volume, if any, or timing of any future sales.

If the COV2T and/or SGT fails to satisfy current or future customer requirements, we may be required to make significant expenditures to redesign the product candidate, and we may have insufficient resources to do so.

The COV2T and/or SGT is being designed to address an existing marketplace and must comply with current and evolving customer requirements in order to gain market acceptance. There is a risk that the COV2T and/or SGT will not meet anticipated customer requirements or desires. If we are required to redesign our products to address customer demands or otherwise modify our business model, we may incur significant unanticipated expenses and losses, and we may be left with insufficient resources to engage in such activities. If we are unable to redesign our products, develop new products or modify our business model to meet customer desires or any other customer requirements that may emerge, our operating results would be materially adversely affected, and our business might fail.

Initially, we expect to derive a significant proportion of our revenues from the COV2 test (“COV2T”) and the underlying Biosensor Platform technology.

We expect to derive substantially all of our revenues from sales of products derived from the Biosensor Platform technology, which we license from the Licensor. Our initial product utilizing this technology is the COV2 Test. As such, any factor adversely affecting sales of the COV2T, including the product development and release cycles, regulatory issues, market acceptance, product competition, performance and reliability, reputation, price competition and economic and market conditions, would likely harm our operating results. We may be unable to fully develop the COV2 Test or other products utilizing our technology, which may lead to the failure of our business. Moreover, in spite of our efforts related to the registration of our technology, if intellectual property protection is not available for the Biosensor Platform technology, the viability of the COV2 test and any other products that may be derived from such technology would likely be adversely impacted to a significant degree, which would materially impair our prospects.

We have yet to finalize the manufacturing plan for the production of the COV2T nor the SGT and its components on a mass market commercial scale, and may be dependent upon third-party manufacturers and suppliers, making us vulnerable to contractual relationships and market forces, supply shortages and problems and price fluctuations, which could harm our business.

While we are using the facilities of Australian National Fabrication Facility to manufacture the COV2T and SGB for clinical evaluation, we have yet to finalize the manufacturing plan for the production of the COV2T nor SGT and its components on a mass market commercial scale. We presently do not possess the manufacturing and processing capacity to meet the production requirements of consumer demand in a timely manner. Accordingly, we may rely on outsourcing the manufacturing of the COV2T and/or SGT or its components. We have reached an agreement in principle to engage Cambridge Consultants Ltd. as advisors on our commercial scale manufacturing program. Our capacity to conduct clinical evaluation and launch our products in the market will depend in part on our ability or the ability of third-party manufacturers to provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We cannot guarantee that we or our third-party manufacturers or suppliers will be able to provide the COV2T and/or SGT and its components in mass-market quantities in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical evaluation, regulatory submissions and the market launch of our products. In addition, we or our third-party manufacturers or suppliers could make errors that could adversely affect the efficacy or safety of the COV2T and/or SGT or cause delays in shipment. Any third-party party manufacturers or suppliers may encounter problems for a variety of reasons, including, for example, failure to follow specific protocols and procedures, failure to comply with applicable legal and regulatory requirements, equipment malfunction and environmental factors, failure to properly conduct their own business affairs, and infringement of third-party intellectual property rights, any of which could delay or impede their ability to meet our requirements. Reliance on these third-party manufacturers or suppliers also subjects us to other risks where:

●	we may have difficulty locating and qualifying alternative manufacturers or suppliers;

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●	switching manufacturers or suppliers may require product redesign and possibly submission to regulatory bodies, which could significantly impede or delay our commercial activities;

●	sole-source manufacturers or suppliers could fail to supply the COV2T and/or SGT or components of the COV2T and/or SGT; and

●	manufacturers or suppliers could encounter financial or other business hardships unrelated to us, interfering with their fulfillment of our orders and requirements.

We may not be able to quickly establish additional or alternative manufacturers or suppliers if necessary, in part because we may need to undertake additional activities to establish such manufacturers or suppliers as required by the regulatory approval process. We potentially will rely on certain single-source manufacturers or suppliers, and to the extent we do so, these risks will be intensified. Any interruption or delay in obtaining products or components from our third-party manufacturers or suppliers, or shortages of products or components, could impair our ability to meet the demand of our customers and cause them to switch to competing products.

We expect to rely in part on third-party distributors to effectively distribute our products.

We will depend in part on qualified distributors for the marketing and selling of our products. We will depend on these distributors’ efforts to market our products, yet we will be unable to control their efforts completely. While we recently entered into non-binding memoranda of understanding with two large distributors in China for the SGT, we have not yet executed any definitive distribution agreements in this regard and there can be no assurances that suitable distributors will be engaged on terms acceptable to us. These distributors typically would sell a variety of other, non-competing products that may limit the resources they dedicate to selling the COV2T and/or SGT. In addition, we are unable to ensure that our distributors will comply with all applicable laws regarding the sale of our products. If our distributors fail to effectively market and sell the COV2T and/or SGT in full compliance with applicable laws, our operating results and business may suffer. Recruiting and retaining qualified third-party distributors and training them in our technology and product offering will require significant time and resources. To develop and expand our distribution, we will be required to scale and improve our processes and procedures that support our distributors. Further, if our relationship with a successful distributor terminates, we may be unable to replace that distributor without disruption to our business. If we fail to develop or maintain positive relationships with our distributors, including in new markets, fail to manage, train or incentivize these distributors effectively, or fail to provide distributors with competitive products on attractive terms, or if these distributors are not successful in their sales efforts, we may not achieve or may have a reduction in revenue and our operating results, reputation and business would be harmed.

Failure in our conventional, online and digital marketing efforts could impact our ability to generate sales.

We intend to engage in conventional marketing strategies and also may utilize online and digital marketing in order to create awareness to the COV2T and/or SGT. Our management believes that using a wide variety of marketing strategies, including online advertisement and a variety of other pay-for-performance methods may be effective for marketing and generating sales of the COV2T and/or SGT, as opposed to relying exclusively on traditional, expensive retail channels. In any event, there is a risk that any or all of our marketing strategies could fail. We cannot predict whether the use of traditional and/or non-traditional retail sales tools, in combination with reliance on healthcare providers to educate our customers about the COV2T and/or SGT, will be successful in effectively marketing the COV2T and/or SGT. The failure of our marketing efforts could negatively impact our ability to generate sales.

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The COV2T and SGT may utilize a smart device platform and, in the future, other software platforms. If we are unable to achieve or maintain a good relationship with the providers of these platforms, or if a platform’s application store (such as the App Store for iOS devices or the Google Play Store for Android devices), or any other applicable platform resource were unavailable for any prolonged period of time, our business will suffer.

A key component of the COV2T and SGT is a smart device application that includes tools to help patients manage their disease. This application will be compatible with various operating platforms. We will be subject to each of the standard terms and conditions for application developers, which govern the promotion, distribution and operation of applications through their respective app stores. If we are unable to make the COV2T or SGT application compatible with these platforms, or if we fail to comply with the standard terms and conditions for developers or there is any deterioration in our relationship with either platform providers or others after our application is available, our business would be materially harmed.

As we intend to conduct business internationally, we are susceptible to risks associated with international relationships.

We are based in the United States, and expect to market, promote and sell our products globally. The international nature of our business requires significant management attention, which could negatively affect our business if it diverts their attention from their other responsibilities. In addition, doing business with foreign customers subjects us to additional risks that companies do not generally face if they operate exclusively within a single jurisdiction. These risks and uncertainties include:

●	different regulatory requirements for medical product approvals in foreign countries;

●	different standards of care in various countries that could complicate the evaluation of our product candidates;

●	different medical product import and export rules;

●	different labor laws;

●	reduced protection for intellectual property rights in certain countries;

●	unexpected changes in tariffs, trade barriers and regulatory requirements;

●	different reimbursement systems and different competitive medical products indicated for glucose testing;

●	localization of products and services, including translation of foreign languages;

●	delivery, logistics and storage costs;

●	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

●	difficulties providing customer services;

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;

●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

●	compliance with the Foreign Corrupt Practices Act, or the “FCPA,” and other anti-corruption and anti-bribery laws;

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●	foreign taxes, including withholding of payroll taxes;

●	foreign currency fluctuations, which could result in increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;

●	restrictions on the repatriation of earnings;

●	workforce uncertainty in countries where labor unrest is more common than in the United States;

●	potential liability resulting from development work conducted by third party foreign distributors; and

●	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters, management, communication and integration problems resulting from cultural differences and geographic dispersion.

The occurrence of any or all of these risks could adversely affect our business. In the event that we are unable to manage the complications associated with international operations, our results of operations, financial condition and business prospects could be materially and adversely affected.

If third-party payors do not provide coverage and reimbursement for the use of the COV2T and/or SGT, our business and prospects may be negatively impacted.

Third-party payors, whether governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In addition, in certain countries, no uniform policy of coverage and reimbursement for medical device products and services exists among third-party payors. Therefore, coverage and reimbursement for medical device products and services can differ significantly from payor to payor. In addition, payors continually review new technologies for possible coverage and can, without notice, deny coverage for these new products and procedures. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be obtained, or maintained if obtained. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. For example, no government in the areas where we hold our license has approved reimbursement of the SGT in particular. We believe that reimbursement will not be an issue as we intend to put this in the market at the same price as current reimbursed blood finger tests. In most markets, there are private insurance systems as well as government-managed systems. If sufficient coverage and reimbursement is not available for our current or future products, in any country where our license operates, the demand for our products and our revenues will be adversely affected.

Non-United States governments often impose strict price controls, which may adversely affect our future profitability.

We intend to seek approval to market the COV2T globally and the SGT across the APAC Region. If we obtain approval in one or more of the jurisdictions within our License Agreement, we will be subject to rules and regulations in those jurisdictions relating to our products. In some countries, pricing may be subject to governmental control under certain circumstances, which may vary country by country. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of requisite marketing approval. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical evaluation that compares the cost-effectiveness of our product to other available products. If reimbursement of our product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, we may be unable to achieve or sustain profitability. Price controls may reduce prices to levels significantly below those that would prevail in less regulated markets or limit the volume of products which may be sold, either of which may have a material and adverse effect on potential revenues from sales of the COV2T and/or SGT. Moreover, the process and timing for the implementation of price restrictions is unpredictable, which may cause potential revenues from the sales of the COV2T and/or SGT to fluctuate from period to period.

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The COV2T and/or SGT, including its software and systems, may contain undetected errors, which could limit our ability to provide our products and services and diminish the attractiveness of our service offerings.

The COV2T and/or SGT may contain undetected errors, defects or bugs. As a result, our customers or end users may discover errors or defects in our products, software or systems, or our products, software or systems may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our products and services, impair the reputation of our brand and diminish the attractiveness of our product and service offerings to our customers. In addition, we may utilize third party technology or components in our products, and we rely on those third parties to provide support services to us. The existence of errors, defects or bugs in third party technology or components, or the failure of those third parties to provide necessary support services to us, could materially adversely impact our business.

We will rely on the proper function, security and availability of our information technology systems and data to operate our business, and a breach, cyber-attack or other disruption to these systems or data could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position.

We will depend on sophisticated software and other information technology systems to operate our business, including to process, transmit and store sensitive data, and our products and services will include information technology systems that collect data regarding patients. We could experience attempted or actual interference with the integrity of, and interruptions in, our technology systems, as well as data breaches, such as cyber-attacks, malicious intrusions, breakdowns, interference with the integrity of our products and data or other significant disruptions. Furthermore, we may rely on third-party vendors to supply and/or support certain aspects of our information technology systems. These third-party systems could also become vulnerable to cyber-attack, malicious intrusions, breakdowns, interference or other significant disruptions, and may contain defects in design or manufacture or other problems that could result in system disruption or compromise the information security of our own systems. Our international operations mean that we are subject to laws and regulations, including data protection and cybersecurity laws and regulations, in many jurisdictions. Furthermore, there has been a developing trend of civil lawsuits and class actions relating to breaches of consumer data held by large companies or incidents arising from other cyber-attacks. Any data security breaches, cyber-attacks, malicious intrusions or significant disruptions could result in actions by regulatory bodies and/or civil litigation, any of which could materially and adversely affect our business, results of operations, financial condition, cash flows, reputation or competitive position. In addition, our information technology systems require an ongoing commitment of significant resources to maintain, protect, and enhance existing systems and develop new systems to keep pace with continuing changes in information processing technology, evolving legal and regulatory standards, the increasing need to protect patient and customer information, changes in the techniques used to obtain unauthorized access to data and information systems, and the information technology needs associated any new products and services. There can be no assurance that our process of consolidating, protecting, upgrading and expanding our systems and capabilities, continuing to build security into the design of our products, and developing new systems to keep pace with continuing changes in information processing technology will be successful or that additional systems issues will not arise in the future. If our information technology systems, products or services or sensitive data are compromised, patients or employees could be exposed to financial or medical identity theft or suffer a loss of product functionality, and we could lose existing customers, have difficulty attracting new customers, have difficulty preventing, detecting, and controlling fraud, be exposed to the loss or misuse of confidential information, have disputes with customers, physicians, and other health care professionals, suffer regulatory sanctions or penalties, experience increases in operating expenses or an impairment in our ability to conduct our operations, incur expenses or lose revenues as a result of a data privacy breach, product failure, information technology outages or disruptions, or suffer other adverse consequences including lawsuits or other legal action and damage to our reputation.

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Our future performance will depend on the continued engagement of key members of our management team.

Our future performance depends to a large extent on the continued services of members of our current management including, in particular, our President & Chief Executive Officer and Chief Financial Officer. In the event that we lose the continued services of such key personnel for any reason, this could have a material adverse effect on our business, operations and prospects.

If we are not able to attract and retain highly skilled managerial, scientific and technical personnel, we may not be able to implement our business model successfully.

We believe that our management team must be able to act decisively to apply and adapt our business model in the markets in which we will compete. In addition, we will rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect, and such higher compensation payments would have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense and we cannot assure that we will be able to recruit and retain such personnel. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain such personnel could impair our ability to develop new products and manage our business effectively.

If we or our manufacturers fail to comply with the regulatory quality system regulations or any applicable equivalent regulations, our proposed operations could be interrupted, and our operating results would suffer.

We and any third-party manufacturers and suppliers of ours will be required, to the extent of applicable regulation, to follow the quality system regulations of each jurisdiction we will seek to penetrate and also will be subject to the regulations of these jurisdictions regarding the manufacturing processes. If we or any third-party manufacturers or suppliers of ours are found to be in significant non-compliance or fail to take satisfactory corrective action in response to adverse regulatory findings in this regard, regulatory agencies could take enforcement actions against us and such manufacturers or suppliers, which could impair or prevent our ability to produce our products in a cost-effective and timely manner in order to meet customers’ demands. Accordingly, our operating results would suffer.

We may be subject to healthcare fraud and abuse laws and regulations.

Many international healthcare laws and regulations apply to the glucose monitoring business and medical devices. We will be subject to certain regulations regarding commercial practices false claims. If our operations or arrangements are found to be in violation of governmental regulations, we may be subject to civil and criminal penalties, damages, fines and the curtailment of our operations. All of these penalties could adversely affect our ability to operate our business and our financial results.

Product liability suits, whether or not meritorious, could be brought against us due to an alleged defective product or for the misuse of the COV2T and/or SGT. These suits could result in expensive and time-consuming litigation, payment of substantial damages, and an increase in our insurance rates.

If the COV2T and/or SGT or any future diagnostic test based on the Biosensor Platform is defectively designed or manufactured, contains defective components or is misused, or if someone claims any of the foregoing, whether or not meritorious, we may become subject to substantial and costly litigation. Misusing our devices or failing to adhere to the operating guidelines or our devices producing inaccurate meter readings could cause significant harm to patients, including death. In addition, if our operating guidelines are found to be inadequate, we may be subject to liability. Product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us. While we expect to maintain product liability insurance, we may not have sufficient insurance coverage for all future claims. Any product liability claims brought against us, with or without merit, could increase our product liability insurance rates or prevent us from securing continuing coverage, could harm our reputation in the industry and could reduce revenue. Product liability claims in excess of our insurance coverage would be paid out of cash reserves harming our financial condition and adversely affecting our results of operations.

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If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

Part of our business plan includes the storage and potential monetization of data of users of the COV2T and/or SGT. There are a number of laws around the world protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. Privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. We may face difficulties in holding such information in compliance with applicable law. If we are found to be in violation of the privacy rules, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

We are party to agreements pursuant to which we may be required to make payments to certain of our affiliates, which may reduce our cash flow and profits.

We are party to agreements (including the License Agreement) pursuant to which we may be required to make payments to certain of our affiliates as described in “Certain Transactions.” For instance, commencing after the receipt of SGT regulatory approval in any jurisdiction in the APAC Region, we may be required to pay the Minimum Royalty with respect to such jurisdiction to our controlling stockholder, the Licensor, although the determination of the Minimum Royalty is subject to agreement between us and the Licensor as to certain parameters, as described elsewhere in this prospectus, with disputes generally resolved by an independent third party.

Risks Related to Product Development and Regulatory Approval

The regulatory approval process which we may be required to navigate may be expensive, time-consuming, and uncertain and may prevent us from obtaining clearance for the product launch of the SGT or our any future product.

It is anticipated that FDA review for COV2T will be under the Emergency Use Authorization program, which means expedited time to market. However, to date, we have not received regulatory approval in any jurisdiction. We intend to market the SGT following regulatory approval. To date, we have not received regulatory approval in any jurisdiction. However, we recently have engaged Emergo Global Consulting LLC, a clinical research and regulatory consulting firm specializing in high tech medical device development, and commenced the regulatory approval process in various jurisdictions in the APAC Region. The research, design, testing, manufacturing, labeling, selling, marketing and distribution of medical devices are subject to extensive regulation by country-specific regulatory authorities, which regulations differ from country to country. There can be no assurance that, even after such time and expenditures, we will be able to obtain necessary regulatory approvals for clinical testing or for the manufacturing or marketing of any products. In addition, during the regulatory process, other companies may develop other technologies with the same intended use as our products. We also will be subject to numerous post-marketing regulatory requirements, which may include labeling regulations and medical device reporting regulations, which may require us to report to different regulatory agencies if our device causes or contributes to a death or serious injury, or malfunctions in a way that would likely cause or contribute to a death or serious injury. In addition, these regulatory requirements may change in the future in a way that adversely affects us. If we fail to comply with present or future regulatory requirements that are applicable to us, we may be subject to enforcement action by regulatory agencies, which may include, among others, any of the following sanctions:

●	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

●	customer notification, or orders for repair, replacement or refunds;

●	voluntary or mandatory recall or seizure of our current or future products;

●	imposing operating restrictions, suspension or shutdown of production;

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●	refusing our requests for clearance or pre-market approval of new products, new intended uses or modifications to the COV2T and/or SGT or future products;

●	rescinding clearance or suspending or withdrawing pre-market approvals that have already been granted; and

●	criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

Clinical data obtained subsequent to the implementation of the clinical evidence module may not meet the required objectives, which could delay, limit or prevent additional regulatory approval.

There can be no assurance that we will successfully complete any clinical evaluations necessary to receive regulatory approvals. While preliminary results have been encouraging and indicative of the potential performance of the SGT, data already obtained, or in the future obtained, from clinical studies do not necessarily predict the results that will be obtained from later clinical evaluations. The failure to adequately demonstrate the analytical performance characteristics of the device under development could delay or prevent regulatory approval of the device, which could prevent or result in delays to market launch and could materially harm our business. There can be no assurance that we will be able to receive approval for any potential applications of our principal technology, or that we will receive regulatory clearances from targeted regions or countries.

We may be unable to complete required clinical evaluations, or we may experience significant delays in completing such clinical evaluations, which could prevent or significantly delay our targeted product launch timeframe and impair our viability and business plan.

The completion of any future clinical evaluations for the COV2T and/or SGT, or other studies that we may be required to undertake in the future for the COV2T and/or SGT or other products based on the Biosensor Platform, could be delayed, suspended or terminated for several reasons, including:

●	we may fail to or be unable to conduct the clinical evaluation in accordance with regulatory requirements;

●	sites participating in the trial may drop out of the trial, which may require us to engage new sites for an expansion of the number of sites that are permitted to be involved in the trial;

●	patients may not enroll in, remain in or complete, the clinical evaluation at the rates we expect; and

●	clinical investigators may not perform our clinical evaluation on our anticipated schedule or consistent with the clinical evaluation protocol and good clinical practices.

If our clinical evaluations are delayed it will take us longer to ultimately launch the COV2T and/or SGT and our other products based on the Biosensor Platform in the market and generate revenues. Moreover, our development costs will increase if we have material delays in our clinical evaluation or if we need to perform more or larger clinical evaluations than planned.

We are subject to the risk of reliance on third parties to conduct our clinical evaluation work.

We will depend on independent clinical investigators to conduct our clinical evaluations. Contract research organizations may also assist us in the collection and analysis of data. These investigators and contract research organizations will not be our employees and we will not be able to control, other than by contract, the amount of resources, including time that they devote to products that we develop. If independent investigators fail to devote sufficient resources to our clinical evaluations, or if their performance is substandard, it will delay the approval or clearance and ultimately the market launch of any products that we develop. Further, regulatory bodies require that we comply with standards, commonly referred to as good clinical practice, for conducting, recording and reporting clinical evaluations to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial subjects are protected. If our independent clinical investigators and contract research organizations fail to comply with good clinical practice, the results of our clinical evaluations could be called into question and the clinical development of our product candidates could be delayed. Failure of clinical investigators or contract research organizations to meet their obligations to us or comply with applicable regulations could adversely affect the clinical development of our product candidates and harm our business. Moreover, we intend to have several clinical evaluations in order to support our marketing efforts and business development purposes. Such clinical evaluations will be conducted by third parties as well. Failure of such clinical evaluations to meet their primary endpoints could adversely affect our marketing efforts.

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Risks Related to Our Intellectual Property

We depend on intellectual property licensed from the Licensor, and any absence of legal effect of the license or dispute over the license would significantly harm our business.

We are dependent on the intellectual property licensed from the Licensor. Although the License Agreement may not be terminated by the Licensor as long as we are continuing our operations, any absence of legal effect of the license could result in the loss of significant rights and could harm our ability to launch the COV2T and/or SGT in the market. Disputes may also arise between us and the Licensor regarding intellectual property subject to the License Agreement. If disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on acceptable terms, or are insufficient to provide us the necessary rights to use the intellectual property, we may be unable to successfully develop and launch the COV2T and/or SGT and our other product candidates. If we or the Licensor fail to adequately protect this intellectual property, our ability to launch our products in the market also could suffer. For so long as we are dependent on the intellectual property covered by the License Agreement for the pursuit of our business, any such disputes relating to the License Agreement or failure to protect the intellectual property could threaten our viability.

We will depend primarily on the Licensor to file, prosecute, maintain, defend and enforce intellectual property that we license from it and that is material to our business.

The intellectual property relating to the COV2T and/or SGT is owned by the Licensor. Under the License Agreement, the Licensor generally has the right to file, prosecute, maintain and defend the intellectual property we have licensed from the Licensor. If the Licensor fails to conduct these activities for intellectual property protection covering any of our product candidates, our ability to develop and launch those product candidates may be adversely affected and we may not be able to prevent competitors from making, using or selling competing products. In addition, pursuant to the terms of the License Agreement with the Licensor, the Licensor generally has the right to control the enforcement of our licensed intellectual property and the defense of any claims asserting the invalidity of that intellectual property. We cannot be certain that the Licensor will allocate sufficient resources to and otherwise prioritize the enforcement of such intellectual property or the defense of such claims to protect our interests in the licensed intellectual property. In the absence of action by the Licensor, we may be unable to protect and enforce the proprietary rights on which our business relies. Even if we are not a party to these legal actions, an adverse outcome could harm our business because it might prevent us from continuing to use the licensed intellectual property that we need to operate our business. In addition, even if we take control of the prosecution of licensed intellectual property and related applications, enforcement of licensed intellectual property, or defense of claims asserting the invalidity of that intellectual property, we may still be adversely affected or prejudiced by actions or inactions of the Licensor and its counsel that took place prior to or after our assuming control, and we cannot ensure the cooperation of the Licensor in any such action. Furthermore, if we take action to protect, enforce or defend the licensed intellectual property, we may incur significant costs and the attention of our management may be diverted from our normal business operations. As a result, our business, results of operations and financial condition could be materially and adversely affected.

We and the Licensor may be unable to protect or enforce the intellectual property rights licensed to us, which could impair our competitive position.

In order for our business to be viable and to compete effectively, the proprietary rights with respect to the technologies and intellectual property used in our products must be developed and maintained. The Licensor relies primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect its technology and intellectual property rights. There are significant risks associated with the Licensor’s ability (or our ability, in the absence of action by the Licensor) to protect the intellectual property licensed to us, including:

●	pending intellectual property applications may not be approved or may take longer than expected to result in approval in one or more of the countries in which we operate;

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●	the Licensor’s intellectual property rights may not provide meaningful protection;

●	other companies may challenge the validity or extent of the Licensor’s patents and other proprietary intellectual property rights through litigation, oppositions and other proceedings. These proceedings can be protracted as well as unpredictable;

●	other companies may have independently developed (or may in the future independently develop) similar or alternative technologies, may duplicate the Licensor’s technologies or may design their technologies around the Licensor’s technologies;

●	enforcement of intellectual property rights is complex, uncertain and expensive, and may be subject to lengthy delays. In the event we take control of any such action under the License Agreement, our ability to enforce our intellectual property protection could be limited by our financial resources; and

●	the other risks described in “—Risks Related to Our Intellectual Property.”

If any of the Licensor’s patents or other intellectual property rights fail to protect the technology licensed by us, it would make it easier for our competitors to offer similar products. Any inability on the Licensor’s part (or on our part, in the absence of action by the Licensor) to adequately protect its intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We and/or the Licensor may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to intellectual property rights of others. In the event that another party has intellectual property protection relating to an invention or technology licensed by us from the Licensor, we and/or the Licensor may be required to participate in an interference proceeding declared by the regulatory authorities to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome was favorable to us. We and/or the Licensor also could be required to participate in interference proceedings involving intellectual property of another entity. An adverse outcome in an interference proceeding could require us and/or the Licensor to cease using the technology, to substantially modify it or to license rights from prevailing third parties, which could delay or prevent the launch of our products in the market or adversely affect our profitability. The cost to us of any intellectual property litigation or other proceeding relating the intellectual property licensed by us from the Licensor, even if resolved in our favor, could be substantial, especially given our early stage of development. A third party may claim that we and/or the Licensor are using inventions claimed by their intellectual property and may go to court to stop us and/or the Licensor from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume significant time and other resources. There is a risk that a court will decide that we and/or the Licensor are infringing the third party’s intellectual property and will order us to stop the activities claimed by the intellectual property. In addition, there is a risk that a court will order us and/or the Licensor to pay the other party damages for having infringed their intellectual property. While the Licensor is required to indemnify us for certain losses in connection with such proceedings, there can be no assurance that the Licensor will be able to satisfy any such obligation. Moreover, there is no guarantee that any prevailing intellectual property owner would offer us a license so that we could continue to engage in activities claimed by the intellectual property, or that such a license, if made available to us, could be acquired on commercially acceptable terms.

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The Licensor has limited foreign intellectual property rights and may not be able to protect its intellectual property rights.

Our intellectual property rights consist primarily of intellectual property licensed from the Licensor. The Licensor has determined that filing, prosecuting and defending intellectual property on devices in all countries globally would be prohibitively expensive, and intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we and/or the Licensor may not be able to prevent third parties from practicing our inventions or from selling or importing products made using our inventions. Competitors may use our technologies in jurisdictions where we have not obtained intellectual property rights to develop their own products and further, may export otherwise infringing products to territories where we have intellectual property protection, but enforcement is not as strong as that in the United States. Policing unauthorized use of proprietary technology is difficult and expensive. The legal systems of certain countries do not favor the enforcement of trade secrets and other intellectual property, particularly those relating to medical device products, which could make it difficult for us to stop the infringement of our intellectual property or marketing of competing products in violation of our proprietary rights generally. An adverse determination or an insufficient damage award in any such litigation could materially impair our intellectual property rights and may otherwise harm our business. In addition, some developing countries in the APAC Region have compulsory licensing laws under which an intellectual property owner may be compelled to grant licenses to third parties. In those countries, we and/or the Licensor may have limited remedies if our intellectual property is infringed or if we and/or the Licensor are compelled to grant a license to a third party, which could materially diminish the value of that intellectual property. Furthermore, we may not be able to register or otherwise protect the trademark “Glucose Biosensor” in developing countries in the APAC Region.

We and the Licensor rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we and the Licensor take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we or the Licensor employ them, the agreements can be difficult and costly to enforce. Although we and the Licensor seek to enter into these types of agreements with contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our technology. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights and the rights of the Licensor can be costly and unpredictable. We and the Licensor also rely on trade secrets and proprietary know-how that we and the Licensor may seek to protect in part by confidentiality agreements with employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we and the Licensor still face the risk that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

●	our proprietary know-how will otherwise become known; or

●	our competitors will independently develop similar technology or proprietary information.

We and the Licensor may be subject to claims challenging the invention of the intellectual property that we license from the Licensor.

We and the Licensor may be subject to claims that former employees, collaborators or other third parties have an interest in intellectual property as an inventor or co-inventor. For example, we and the Licensor may have inventorship disputes arising from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we and the Licensor fail in defending any such claims, in addition to paying monetary damages, we and the Licensor may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. As a result, it is unclear whether and, if so, to what extent employees of ours and the Licensor may be able to claim compensation with respect to our future revenue. We may receive less revenue from future products if any of employees of the Licensor or us successfully claim compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

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Risks Related to Our Industry

We face intense competition in the self-monitoring of glucose market, particularly blood-based products, and as a result we may be unable to effectively compete in our industry.

With our second product from the platform, the SGT, we expect to compete directly and primarily with large medical device companies, as well as with second and third tier companies having various levels of sophistication and resources. The large companies have most of the glucose monitoring business and strong research and development capacity. Their dominant market position over the last few decades and significant control over markets could significantly limit our ability to introduce the SGT or effectively market and generate sales of the product. We have not yet entered the revenue stage and most of our competitors have long histories and strong reputations within the industry. They have significantly greater brand recognition, financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business. Competition in the glucose monitoring markets is intense, which can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other critical matters, gain consumer acceptance for the SGT, technical solutions, prices and response time, or a combination of these factors, than those of other competitors. If our competitors offer significant discounts on certain products, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues, if established, to decline. Moreover, if our competitors develop and commercialize products that are more desirable than the SGT or the other products that we may develop, we may not convince customers to use our products. Any such changes would likely reduce our commercial opportunity and revenue potential and could materially adversely impact our operating results.

If we or the Licensor fail to respond quickly to technological developments, our products may become uncompetitive and obsolete.

The glucose monitoring market may experience rapid technology developments, changes in industry standards, changes in customer requirements and frequent new product introductions and improvements. If we or the Licensor are unable to respond to these developments, we may lose competitive position, and the SGT or any other device or technology may become uncompetitive or obsolete, causing our business and prospects to suffer. In order to compete, we and the Licensor may have to develop, license or acquire new technology on a schedule that keeps pace with technological developments and the requirements for products addressing a broad spectrum and designers and designer expertise in our industries.

We are susceptible to economic conditions and conducting operations in the Asia Pacific Region

General economic conditions in APAC and China have an impact on our business and financial results. Weak economic conditions or softness in the consumer or business demand in APAC and China could result in lower demand for our services, which would likely have an adverse impact on our earnings and cash flows. Economic rebalancing policies recently adopted by the Chinese government have had a positive effect on the economic development of the country, but the government can change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability.

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The medical device and other medical product industries in the APAC Region generally are highly regulated and such regulations are subject to change.

The medical device and other medical product industries in the APAC Region generally are subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new products. In addition, the regulatory frameworks in the APAC Region regarding our industry are subject to change. Any such changes may result in increased compliance costs on our business or cause delays in or prevent the successful development or launch of our product candidates in the APAC Region. The regulatory authorities in the countries and territories constituting the APAC Region also may launch investigations of individual companies or on an industry-wide basis. The costs and time necessary to respond to an investigation can be material. Any failure by us or our partners to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our business activities in certain countries and territories in the APAC Region or in the region as a whole.

Fluctuation in the value of foreign currencies may have a material adverse effect on your investment.

A substantial portion of our revenues and costs may be denominated in foreign currencies, such as the Australian Dollar or Japanese Yen. Any significant change in value of these foreign currencies against the U.S. dollar may materially affect our cash flows, net revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of any such foreign currency against the U.S. dollar would make any new investments or expenditures denominated in the foreign currency costlier to us, to the extent that we need to convert U.S. dollars into the foreign currency for such purposes. Conversely, a significant depreciation of any such foreign currency against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our common stock. If we decide to convert any such foreign currency into U.S. dollars for the purpose of making payments for dividends on our common stock, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the foreign currency would have a negative effect on the U.S. dollar amount available to us. We do not expect to hedge against the risks associated with fluctuations in exchange rates and, therefore, exchange rate fluctuations could have an adverse impact on our future operating results. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

We may be subject to tax inefficiencies and have not ascertained the impact on us of the new United States tax laws.

The tax regulations of the United States and other jurisdictions in which we operate are extremely complex and subject to change. New laws, new interpretations of existing laws, such as the Base Erosion Profit Shifting project initiated by the Organization for Economic Co-operation and Development and any legislation proposed by the relevant taxing authorities, or limitations on our ability to structure our operations and intercompany transactions may lead to inefficient tax treatment of our revenue, profits, royalties and distributions, if any are achieved. In the United States, in December 2017, comprehensive tax reform was enacted. We have not yet ascertained what impact the new law will have on our future effective tax rate, corporate structure and us in general. In addition, we and our foreign subsidiaries will have various intercompany transactions. We may not be able to obtain certain benefits under relevant tax treaties to avoid double taxation on certain transactions among our subsidiaries. If we are not able to avail ourselves of the tax treaties, we could be subject to additional taxes, which could adversely affect our financial condition and results of operations.

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We are subject to laws and regulations governing business conduct, which will require us to develop and implement costly compliance programs.

We must comply with a wide range of laws and regulations to prevent corruption, bribery, and other unethical business practices, including the FCPA, anti-bribery and anti-corruption laws in other countries. The creation and implementation of international business practices compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Anti-bribery laws prohibit us, our employees, and some of our agents or representatives from offering or providing any personal benefit to covered government officials to influence their performance of their duties or induce them to serve interests other than the missions of the public organizations in which they serve. Certain commercial bribery rules also prohibit offering or providing any personal benefit to employees and representatives of commercial companies to influence their performance of their duties or induce them to serve interests other than their employers. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring us to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and devise and maintain an adequate system of internal accounting controls for international operations. The anti-bribery provisions of the FCPA are enforced primarily by the Department of Justice. The SEC is involved with enforcement of the books and records provisions of the FCPA. Compliance with these anti-bribery laws is expensive and difficult, particularly in countries in which corruption is a recognized problem. In addition, the anti-bribery laws present particular challenges in the medical products industries because in many countries, a majority of hospitals are state-owned or operated by the government, and doctors and other hospital employees are considered civil servants. Furthermore, in certain countries, hospitals and clinics are permitted to sell medical devices to their patients and are primary or significant distributors of medical devices. Certain payments to hospitals in connection with clinical studies, procurement of medical devices and other work have been deemed to be improper payments to government officials that have led to vigorous anti-bribery law enforcement actions and heavy fines in multiple jurisdictions, particularly in the United States and China. It is not always possible to identify and deter violations, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In the medical products industries, corrupt practices include, among others, acceptance of kickbacks, bribes or other illegal gains or benefits by the hospitals and medical practitioners from medical device manufacturers, distributors or their third-party agents in connection with the prescription of certain medical devices or disposables. If our employees, affiliates, distributors or third-party marketing firms violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products or other activities involving our products, we could be required to pay damages or heavy fines by multiple jurisdictions where we operate, which could materially and adversely affect our financial condition and results of operations. Our potential customers also may deny access to sales representatives from medical device companies because the potential customers want to avoid the perception of corruption, which could adversely affect our ability to promote our products. As we expand our operations in the APAC Region, we will need to increase the scope of our compliance programs to address the risks relating to the potential for violations of the FCPA and other anti-bribery and anti-corruption laws. Our compliance programs will need to include policies addressing not only the FCPA, but also the provisions of a variety of anti-bribery and anti-corruption laws in multiple jurisdictions, including provisions relating to books and records that apply to us as a public company, and will need to include effective training for our personnel throughout our organization. The creation and implementation of anti-corruption compliance programs is costly and such programs are difficult to enforce, particularly where reliance on third parties is required. Violation of the FCPA and other anti-corruption laws can result in significant administrative and criminal penalties for us and our employees, including substantial fines, suspension or debarment from government contracting, prison sentences, or even the death penalty in extremely serious cases in certain countries. The SEC also may suspend or bar us from trading securities on United States exchanges for violation of the FCPA’s accounting provisions. Even if we are not ultimately punished by government authorities, the costs of investigation and review, distraction of company personnel, legal defense costs, and harm to our reputation could be substantial and could limit our profitability or our ability to develop or launch our product candidates. In addition, if any of our competitors are not subject to the FCPA, they may engage in practices that will lead to their receipt of preferential treatment from potential customers and enable them to secure business from potential customers in ways that are unavailable to us.

Changes in the economic, political or social conditions or government policies in the APAC Region could have a material adverse effect on our business and operations.

The economies and societies of certain countries and territories in the APAC Region, continue to undergo significant change. Adverse changes in the political and economic policies in these countries and territories could have a material adverse effect on the overall economic growth of these countries and territories, which could adversely affect our ability to conduct business in these countries and territories. The governments of these countries and territories continue to adjust economic policies to promote economic growth. Some of these measures may benefit the overall economy, but may also have a negative effect on us. As the medical product industry grows and evolves in these countries and territories, the governments may also implement measures to change the structure of foreign investment in this industry. We are unable to predict any such policy changes, any of which could materially and adversely affect our ability to finance or conduct our business in these countries and territories. Any failure on our part to comply with changing government regulations and policies could result in the loss of our ability to develop and launch our product candidates in these countries and territories.

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Our customers for the Saliva Glucose Test initially may be concentrated in China; in which case we may be susceptible to risks specifically associated with business activities in China.

On May 1, 2020, our parent company, Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), filed a submission with the FDA for the Saliva Glucose Biosensor Diagnostic Test, currently in development as a point-of-care test intended to replace blood glucose testing for diabetes management. Following the 513(g) submission to the FDA (Submitted May 01, 2020), it was determined that the company could seek the De Novo application pathway for the Saliva Glucose Biosensor Diagnostic Test, we were appointed an expert contact person, Acting Branch Chief from the Diabetes Diagnostic Devices Branch. We have further commenced planning discussions with the FDA Office of In Vitro Diagnostics and Radiological Health and the Office of Product Evaluation and Quality pertaining to the clinical development and study plan of the Saliva Glucose Biosensor. LSBD have completed the supplier evaluation process and identified a suitable partner to implement the clinical plan once approved by the FDA. We expect to leverage synergies from the approval process with the FDA within the Asia Pacific region, where China has the highest number of people with diabetes. We will first seek regulatory approval for the SGT with the NMPA of China and also other regulatory agencies that serve as reference regulators, such as the FDA, the European CE approval bodies and the Japanese regulatory bodies. To the extent we have operations in China and our customers initially are concentrated in China, we may be subject to additional risks specific to China that companies do not generally face if they operate primarily outside of China. These risks and uncertainties include:

●	the Ministry of Commerce in China or its local counterpart must approve the amount and use of any capital contributions from us to our Chinese subsidiary, which may inhibit our ability to contribute additional capital to fund our Chinese operations;

●	the Chinese government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of foreign currency out of China for certain transactions, which may restrict the ability of our operating subsidiary in China to remit sufficient foreign currency to pay dividends or other payments to us;

●	the legal system of China is a civil law system that continues to rapidly evolve, and the laws, regulations and rules are not always uniformly interpreted or enforced, which may limit legal protections available to us;

●	our operations in China subject us to various Chinese labor and social insurance laws, and any failure to comply with such laws could subject us to late fees, fines and penalties, or cause the suspension or termination of our ability to conduct business in China; and

●	failure to make adequate contributions to various employee benefit plans as required by Chinese regulations may subject us to penalties.

In the event that we are unable to manage the complications associated with operations in China, our results of operations, financial condition and business prospects could be materially and adversely affected.

Risks Related to the Ownership of Our Common Stock

We may not be able to satisfy the continued listing requirements of the NASDAQ Global Market in order to maintain the listing of our common stock.

We must meet certain financial and liquidity criteria to maintain the listing of our common stock on the NASDAQ Global Market. If we fail to meet any of continued listing standards, our common stock may be delisted. In addition, while we have no present intention to do so, our Board of Directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from the NASDAQ Global Market may have materially adverse consequences to our stockholders, including:

●	a reduced market price and liquidity with respect to our shares of common stock;

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●	limited dissemination of the market price of our common stock;

●	limited news coverage;

●	limited interest by investors in our common stock;

●	volatility of the prices of our common stock, due to low trading volume;

●	our common stock being considered a “penny stock,” which would result in broker-dealers participating in sales of our common stock being subject to the regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act;

●	increased difficulty in selling our common stock in certain states due to “blue sky” restrictions; and

●	limited ability to issue additional securities or to secure additional financing.

If our common stock is delisted, we may seek to have our common stock quoted on an over-the-counter marketplace, such as on the OTCQX. The OTCQX is not a stock exchange, and if our common stock trades on the OTCQX rather than a securities exchange, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our common stock, which may lead to lower trading prices for our common stock.

The market price of our common stock may be significantly volatile.

The market price for our common stock may be significantly volatile and subject to wide fluctuations in response to factors including the following:

●	developments prior to commercial sales relating to regulatory approval, manufacturing and distribution of our products;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours; and

●	general economic or political conditions in the United States or elsewhere.

In particular, the market prices for securities of medical device companies have historically been particularly volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

●	any delay in or the results of our clinical evaluations;

●	any delay in manufacturing of our products;

●	any delay with the approval for reimbursement for the patients from their insurance companies;

●	our failure to comply with regulatory requirements;

●	the announcements of clinical evaluation data, and the investment community’s perception of and reaction to those data;

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●	the results of clinical evaluations conducted by others on products that would compete with ours;

●	any delay or failure to receive clearance or approval from regulatory agencies or bodies;

●	our inability to commercially launch products or market and generate sales of our products, including the SGT;

●	failure of the SGT or any other products, even if approved for marketing, to achieve any level of commercial success;

●	our failure to obtain intellectual property protection for any of our technologies and products (including those related to the SGT) or the issuance of third-party intellectual property that cover our proposed technologies or products;

●	developments or disputes concerning our product’s intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or intellectual property;

●	failure to adequately manufacture the SGT or any other products through third parties;

●	future sales of our common stock or other securities, including shares issuable upon the exercise of outstanding warrants or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common stock due to many factors, including the terms of our financing arrangements.

In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common stock. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common stock to be volatile and negative results would have a substantial negative impact on the price of our common stock. In some cases, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

There is no public market for the Series B Convertible Preferred Stock and an active trading market for the same is not expected to develop.

There is no established public trading market for the Series B Convertible Preferred Stock and we do not expect a market to develop. Without an active market, the liquidity of such securities will be severely limited.

Holders of our preferred stock will have no rights as common stockholders with respect to the shares of common stock underlying the Preferred Stock until they acquire our common stock.

Until preferred holders acquire our common stock upon conversion of their preferred stock, they will have no rights with respect to the common stock underlying such securities. Upon conversion, they will be entitled to exercise the rights of a common stockholder only as to matters for which the record date for actions to be taken by our common stockholders occurs after the date such conversion.

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Our controlling stockholder may exert significant influence over our affairs, including the outcome of matters requiring stockholder approval.

Our current controlling stockholder controls a majority of the total voting power of our outstanding common stock. Accordingly, the Licensor has the ability to control the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our certificate of incorporation and by-laws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders with interests different from the Licensor.

We are obligated to develop and maintain a system of effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may harm investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in the second annual report we file with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act, if we take advantage of the exemptions available to us through the JOBS Act. Even after we cease to be an “emerging growth company,” our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting unless we are an accelerated filer or a large accelerated filer (as defined under the Exchange Act). We are in the very early stages of the costly and challenging process of compiling the system and process documentation necessary to perform the evaluation needed to comply with Section 404. In this regard, we will need to continue to dedicate internal resources, engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. As we transition to the requirements of reporting as a public company, we may need to add additional finance staff. We may not be able to complete our evaluation and testing in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. We may not be able to remediate any material weaknesses in a timely fashion. If we are unable to complete our evaluation and testing, or if we are unable to assert that our internal control over financial reporting is effective, particularly if we have been unable to remediate any material weaknesses identified, or if or our auditors, when required to do so, are unable to express an opinion that our internal controls are effective, investors could lose confidence in the accuracy and completeness of our financial reports, which could harm our stock price.

The offering price of the shares offered by the selling stockholders will be arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the shares.

The offering price for the shares offered hereby by the selling stockholders will be arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company. Accordingly, the actual value of shares of our common stock may be significantly less than the such offering price.

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We will incur increased costs as a result of operating as a public company and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices. Moreover, our ability to comply with all applicable laws, rules and regulations is uncertain given our management’s relative inexperience with operating United States public companies.

As a public company, and particularly after we are no longer an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the NASDAQ Global Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. Furthermore, new or changing laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. Moreover, our executive officers have little experience in operating a United States public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to company with all laws, rules and regulations applicable to United States public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact or relating to present facts or current conditions included in this prospectus are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by the federal securities laws, we are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders identified herein. We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering. See “Selling Stockholders.”

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SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 3,000,000 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders identified herein. Such shares are issuable to the selling stockholders upon the conversion of our Series B Convertible Preferred stock, we issued and sold in certain December 2020 private transactions, as described above under “Prospectus Summary—December 2020 Transactions.” When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the shares of common stock for sale pursuant to this prospectus. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We are unable to confirm whether the selling stockholders will in fact sell any or all of their shares of common stock. To our knowledge and except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationships with us or any of our affiliates. Each selling stockholder who is also an affiliate of a broker dealer, as noted below, has represented that: (1) the selling stockholder purchased in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

		Maximum number
	Number of shares	of shares of Common	Number of shares
	of Common Stock	Stock to be Sold	of Common Stock
	Owned Prior to	Pursuant to this	Owned After
Name of Selling Stockholder	Offering	Prospectus (1)(3)	Offering (2)
Anson East Master Fund LP (3)	2,250,000	2,250,000	0
Anson Investments Master Fund LP (3)	750,000	750,000	0

(1) Represents the total number of shares of our common stock issued or issuable to each selling stockholders as of the date of this prospectus, without regard to ownership limitations set forth in the applicable agreements or other documents relating to such shares, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof.

(2) Assumes that, after the date of this prospectus and prior to completion of this offering, none of the selling stockholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such selling stockholders as of the date hereof and not offered hereby.

(3) Represents shares of the Company’s common stock issuable upon conversion of the Series B Convertible Preferred Stock, subject to 9.99% limitation on beneficial ownership. Anson Investments Master Fund LP holds 2,250,000 shares of the Company’s common stock, and Anson East Master Fund LP holds 750,000 shares of the Company’s common stock. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”), hold voting and dispositive power over the Common Shares held by Anson Investments. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson Investments is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over the Common Shares held by Anson East. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson East is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts, including restrictions imposed by foreign jurisdictions on paying dividends or making other payments to us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of this prospectus are counted as outstanding, although such shares are not counted as outstanding for computing the percentage ownership of any other person. The percentage of shares beneficially owned before the offering is computed on the basis of 11,844,922 shares of our common stock outstanding immediately prior to the date of this prospectus. Unless otherwise indicated, the address of each person listed below is c/o GBS Inc., 708 Third Ave, 6th Floor, New York, New York 10017.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Executive officers and directors:
Dr. Steven Boyages	0		0%
Harry Simeonidis	600		*
Spiro Sakiris(1)	3,300	(1)	*
Jonathan S. Hurd	0		0%
Victoria Gavrilenko	0		0%
Leon Kempler	0		0%
Dr. George Margelis	0		0%
Dr. Tom Parmakellis	0		0%
Prof. Jonathan Sessler	0		0%
Christopher Towers	0		0%
Lawrence Fisher	0		0%
All Executive Officers and Directors as a group (11 persons)	3,900		*
Five percent holders:
Life Science Biosensor Diagnostics Pty Ltd(2)	5,786,694		49%
Anson Investments Master Fund LP(3)	854,370		9.9%

*	Less than 1%.

(1)	Does not include 3,000 shares of our common stock that will be issuable during the one-year period commencing on the second anniversary of the consummation of the December 2020 IPO upon the exercise of warrants held by Mr. Sakiris.

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(2)	Life Science Biosensor Diagnostics Pty Ltd, which is referred to in this prospectus as the “Licensor,” is an Australian company that is 81% owned by The iQ Group Global Ltd, which is a public Australian company that is 24% beneficially owned by Dr. George Syrmalis,. The remainder of the outstanding shares of The iQ Group Global Ltd are publicly-owned and traded on the National Stock Exchange of Australia. In addition, Dr. Syrmalis is the Chief Executive Officer and one of three members of the Board of Directors of The iQ Group Global Ltd, along with Con Tsigounis and Peter Simpson. Dr. Syrmalis and Messrs. Tsigounis and Simpson may be deemed to share voting and dispositive power with respect to the shares of our common stock held by the Licensor. Notwithstanding the foregoing, Dr. Syrmalis and Messrs. Tsigounis and Simpson disclaim beneficial ownership over the common stock owned by the Licensor. Dr. Syrmalis is an Australian citizen and resident having an address at Level 9, 85 Castlereagh Street, Sydney NSW 2000. Includes shares of the Company’s common stock issuable upon exercise of 5-year non-transferable warrant to purchase 3,000,000 shares of the Company’s common stock at the exercise price of $17.00 per share.

(3)	Represents shares of the Company’s common stock issuable upon conversion of the Series B Convertible Preferred Stock, subject to 9.99% limitation on beneficial ownership. Anson Investments Master Fund LP holds 2,250,000 shares of the Company’s common stock, and Anson East Master Fund LP holds 750,000 shares of the Company’s common stock. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”), hold voting and dispositive power over the Common Shares held by Anson Investments. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson Investments is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over the Common Shares held by Anson East. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson East is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Affiliates

Set forth below is a description of all material transactions, or series of similar transactions, including proposed transactions, to which we were, are or will be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our executive officers and directors in the ordinary course of business).

We are a 99.1%-owned subsidiary of the Licensor From time to time, we have entered into transactions with the Licensor that have not been negotiated, arranged or otherwise implemented on an arms-length basis. These transactions include in particular the License Agreement and the employee sharing arrangements whereby we have not engaged its own exclusive employees. Nonetheless, since inception all transactions (if any) between us and our officers or directors have been on terms no less favorable than could be obtained from unaffiliated third parties and were unanimously approved by our directors.

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We license the SGT for the APAC Region pursuant to the License Agreement with the Licensor. For a detailed description of the License Agreement and considerations relating thereto, see “Business – License Agreement” and “Risk Factors.” The License Agreement requires, among other material provisions, that commencing after the receipt of regulatory approval in a jurisdiction, we will pay the Licensor a Minimum Royalty with respect to such jurisdiction for each year, in four equal quarterly installments. The Minimum Royalty will be 13% of the projected net sales in such jurisdiction for each such year. The projected net sales will be an amount mutually agreed between us and the Licensor for the first such year. For each ensuing year after the first year, the projected net sales will be the number of Licensed Products sold in the prior year, as adjusted for the expected market growth and, for each year through the tenth year, as increased by up to an additional 7%. In the event of a dispute between us and the Licensor regarding the determination of the expected market growth or the additional growth percentage, the License Agreement provides for resolution by an independent third party. At the end of each quarter, if the quarterly installment of the Minimum Royalty is less than the Actual Royalty (13% of the actual net sales of Licensed Products for such quarter) in such jurisdiction, we will pay Licensor the difference between the quarterly installment of the Minimum Royalty and the Actual Royalty. The royalty fee rate will be reduced from 13% to 3% upon the expiration of the patent portfolio covered by the License Agreement. Under the employee sharing arrangements, which have not been pursuant to any written agreement, the Licensor has allocated a portion of its general office expenses, rent and wages to us based on our percentage usage of the Licensor’s office and personnel resources. We have relied upon these arrangements as it has been more cost-effective than acquiring dedicated office space and personnel that would not have been fully utilized. From August 5, 2016 to September 30, 2020, we incurred to the Licensor a total of $8,537,629 (inclusive of Deemed Dividend referred to below) under a prior license agreement for this technology in relation to development of the technology, $3,478,570 in relation to overhead and general administration expenses and $6,324,806 in relation to research and development and regulatory approval in relation to the development and approval process for the Glucose Biosensor Technology. As a result of the Company expanding its geographic coverage of its license to include the Asia Pacific Region (APAC), the Company allotted 147,029 Convertible Preference Shares to external shareholders who had a prior interest in this region. Accordingly, as part of this transaction the Company was required to classify $976,308 of expenditure incurred by Life Science Biosensor Diagnostics Pty Ltd as a deemed divided under FASB ASC 805. As of September 30, 2020, we had outstanding $328,890 as a trade creditor’s liability to the Licensor in relation to the above costs.

The two shareholders of the Licensor, The iQ Group Global Ltd and iQX Limited, have committed to provide sufficient financial assistance to us as and when it is needed for us to continue our operations until September 2021. This financial assistance includes refraining from seeking repayment of any intercompany loans or balances due from us except to the extent funds become available. We expect that any loans or deferrals of amounts due in connection with this financial assistance will be made on an interest free basis. As of September 30, 2020, no amounts were outstanding pursuant to the financial assistance commitments.

Until the completion and termination of the agreement on December 23, 2019, we were party to a master services agreement, or the “MSA Agreement,” with IQ3Corp Limited, or “IQ3,” which is considered an affiliate of ours by virtue of having certain common management personnel with The iQ Group Global Ltd. The MSA Agreement set forth certain basic terms and provisions applicable to services to be provided by IQ3 to us pursuant to specific pre-IPO related service acquisition orders to be entered into by the parties from time to time. Prior to the completion and termination of the MSA Agreement, pursuant to a November 2016 order under the agreement for various advisory services, we incurred a total of $3,937,047 in fees and expenses to IQ3, all of which are fully paid as of the date hereof, and no further amounts or services remain outstanding. IQ3 may participate in the selling syndicate for the IPO. If this occurs, IQ3 will negotiate terms of engagement directly with the Book Running Manager as would other syndicate members. In August 2017, we entered into a three-year Medical Affairs Services Agreement, or the “MAS Agreement,” with Clinical Research Corporation (referred to as “CRC”), which is an affiliate of ours by virtue of being under common control of The iQ Group Global Ltd. The MAS Agreement provides certain master terms pursuant to which CRC would be engaged in the future by us from time to time to perform certain medical affairs services on our behalf. The master terms include minimum professional indemnity insurance, liability insurance and products liability insurance that will be required and indemnification by us of CRC, except where liability has resulted solely from the negligence or willful misconduct of CRC. The MAS Agreement does not set forth specified projects, services or costs in connection therewith, but provides general parameters pursuant to which such specific projects, services and costs would be detailed in the future as procured. All of the specific projects, services, costs and related performance details will be set forth from time to time in one or more “statements of works.” We have not entered into nor have any plans to enter into any material statements of works with CRC as of the date hereof.

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On November 24, 2018, we issued 260,000 shares of common stock in exchange for the cancellation of $1,950,000 in debt held by the Licensor, by issuing a further 260,000 in shares of common stock to the Licensor.

On June 30, 2020, we issued 120,000 shares of common stock in exchange for the cancellation of $900,000 in debt held by the Licensor, resulting in 8,630,000 outstanding shares of common stock as of such date. Share and per share amounts set forth herein (except in any historical financial information) give effect to the issue, unless indicated otherwise.

On December 14, 2020, the Company and Life Science Biosensor Diagnostics Pty Ltd., the Company’s parent company (“LSBD”), agreed to cancel the previously agreed share repurchase transaction dated as of December 7, 2020, under which LSBD was to exchange a total of 3,800,000 shares of the Company’s common stock for a 3-year non-transferrable warrant to purchase 1,900,000 shares of the Company’s shares of common stock. Effective as of the same date, the Company agreed to issue to LSBD, in consideration of LSBD’s contribution towards the research and development of applications other than glucose and COVID-19 applications to a maximum of $2 million over a 5-year period, a 5-year non-transferable warrant to purchase 3,000,000 shares of the Company’s common stock at the exercise price equal to the IPO per unit price.

On December 18, 2020, the Company entered into an Exchange Agreement (the “EA”) with LSBD to exchange 3,000,000 shares of its common stock held by LSBD for 3,000,000 shares of the Company’s Series B Convertible Preferred Stock. In addition, the parties to the Exchange Agreement entered into a Registration Rights Agreement (the “RRA”) pursuant to which the Company agreed to prepare and file within 30 days following the closing of the IPO with the Securities and Exchange Commission a registration statement to register for resale the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. If and to the extent the Company fails to, among other things, file such resale registration statement or have it declared as required under the terms of the RRA, the Company will be required to pay to the holder of such registration rights partial liquidated damages payable in cash in the amount equal to the product of 1.0% multiplied by the aggregate purchase price paid by such holder pursuant to the EA. The EA and the RRA contain customary representations, warranties, agreements and, indemnification rights and obligations of the parties. The foregoing descriptions of the such agreements are qualified in their entirety by reference to the full text of the EA and the RRA, copies of which are filed as exhibits to this filing.

On December 18, 2020, LSBD entered into a certain Purchase and Assignment Agreement (the “PAA”) with an institutional accredited investor (the “Purchaser”) pursuant to which LSBD sold and assigned to the Purchaser 3,000,000 shares of the Series B Convertible Preferred Stock and assigned to the Purchaser its rights under the EA and the RRA with respect to the such preferred shares for a total purchase price of $2,000,000. The investor’s Series B Convertible Preferred Stock is convertible into 3,000,000 shares of the Company’s common stock, subject to beneficial ownership limitation. The price per share of the 3,000,000 shares of common stock issuable upon conversion of the investor’s Series B Convertible Preferred Stock is $0.67.

Related Party Transactions - Policies

Our code of ethics will require that we avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of  $120,000 or one percent of the average of our total assets for the last two completed fiscal years, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

All future and ongoing related party transactions (as defined under SEC rules) will require prior review and approval by the Audit Committee, which will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction without the approval of the Audit Committee. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

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No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the board with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF OUR SECURITIES

The following description summarizes the most important terms of our capital stock. For a complete description of the matters set forth in “Description of Securities,” you should refer to our amended and restated certificate of incorporation and amended and restated by-laws, which are or will be included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Our amended and restated certificate of incorporation authorizes us to issue:

●	100,000,000 shares of common stock, par value $0.01 per share; and

●	10,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 0 shares of our Series A Convertible Preferred Stock, and (ii) 3,000,000 shares of our Series B Convertible Preferred Stock, are issued and are outstanding as of the date hereof

On November 5, 2017, we gave effect by the filing of an amendment to our certificate of incorporation to a one-to-90,000 stock split pursuant to which each outstanding share of common stock was converted into 90,000 shares of common stock. The outstanding preferred stock, convertible notes and warrants exercisable or convertible into common stock have been proportionately adjusted in accordance therewith. In addition, on August 9, 2018 we filed an amendment to our certificate of incorporation to effect a reverse stock split of approximately one to 0.9167 shares that resulted in our having 8,250,000 issued and outstanding shares of common stock. On November 24, 2018, we issued a further 260,000 shares of common stock in exchange for the cancellation of $1,950,000 in debt, resulting in 8,510,000 issued and outstanding shares of common stock as of such date. On June 30, 2020, we issued 120,000 shares of common stock in exchange for the cancellation of $900,000 in debt, resulting in 8,630,000 outstanding shares of common stock as of such date.

Common Stock

As of January 18, 2021, we have 11,844,922 shares of common stock issued and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any Preferred Stock we may issue may be entitled to elect.

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

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Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Preferred Stock

Our Board of Directors currently has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Series B Convertible Preferred Stock

Each share of Preferred Stock is convertible at any time at the holder’s option into one share of common stock (subject to the beneficial ownership limitations as provided in the related certificate of designation of preferences), subject to adjustment as provided in the certificate of designation, provided that the holder will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%)of the total number of shares of our common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until the 61st day after such notice to us.

In the event of our liquidation, dissolution, or winding up, holders of our Preferred Stock will be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Preferred Stock if such shares had been converted to common stock immediately prior to such event (without giving effect for such purposes to the 4.99% or 9.99% beneficial ownership limitation, as applicable) subject to the preferential rights of holders of any class or series of our capital stock specifically ranking by its terms senior to the Preferred Stock as to distributions of assets upon such event, whether voluntarily or involuntarily.

Shares of Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by our board of directors. However, holders of our Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by our board of directors, except for stock dividends or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents for which the conversion price will be adjusted. We are not obligated to redeem or repurchase any shares of Preferred Stock. Shares of Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

The holders of the Preferred Stock have no voting rights, except as required by law. We may not disproportionally alter or change adversely the powers, preferences and rights of the Preferred Stock or amend the certificate of designation or amend our articles of incorporation or bylaws in any manner that disproportionally adversely affect any right of the holders of the Preferred Stock without the affirmative vote of the holders of a majority of the shares of Preferred Stock then outstanding.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated by-laws contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

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These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

PLAN OF DISTRIBUTION

The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares of common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with a selling shareholder to sell a specified number of such ordinary shares at a stipulated price per share;
●	a combination of any such methods of sale;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and
●	any other method permitted pursuant to applicable law.

35

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling stockholders may effect any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any of our securities or “derivative” securities based on our securities which may require the delivery the shares offered by this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because each of the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, the shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our ordinary shares for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling shareholders.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Schiff Hardin LLP.

EXPERTS

Our financial statements appearing elsewhere in this prospectus have been included herein in reliance upon the report of BDO Audit Pty Ltd, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of BDO Audit Pty Ltd. as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

*****

36

GBS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JULY 1, 2019 THROUGH

JUNE 30, 2020

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

Table of Contents

2

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

To the members of GBS Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of GBS Inc. (the Company) as of June 30, 2020 and 2019, the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the two years in the period ended June 30, 2020 and the related notes (collectively referred to as the ‘consolidated financial statements’). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2020 in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘PCAOB’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms. Liability limited by a scheme approved under Professional Standards Legislation.

3

Tel: +61 2 9251 4100 Fax: +61 2 9240 9821 www.bdo.com.au	Level 11, 1 Margaret St Sydney NSW 2000 Australia

BDO Audit Pty Ltd

We have served as the Company’s auditor since 2017.

Tim Aman
Director

Sydney, Australia

September 11, 2020

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms. Liability limited by a scheme approved under Professional Standards Legislation.

4

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED BALANCE SHEETS

		As of
	Note	June 30, 2020	June 30, 2019

Assets
Current Assets:
Cash and cash equivalents	8	$427,273	$197,940
Deferred charges	3	$1,863,613	$1,981,669
Other current assets	5	$49,062	$148,341
Total current assets		$2,339,948	$2,327,950

Investment in affiliate	12	$135,692	-
Intangibles
Licensing rights, net of accumulated amortization	4	-	-
Total Assets		$2,475,640	$2,327,950

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	6	$787,469	$1,137,668
Related party payables	7	$1,769,293	$36,073
Convertible notes payable	9	$5,133,706	$5,131,347
Total current liabilities		$7,690,468	$6,305,088
Total liabilities		$7,690,468	$6,305,088
Commitments & Contingencies		-	-

Shareholders’ Equity
Common shares (8,630,000 shares issued and outstanding as of 6/30/2020 and 8,510,000 shares issued and outstanding as of 6/30/2019)		$2,850,001	$1,950,001
Preferred shares (2,370,891 shares issued and outstanding as of 6/30/2020 and 2,064,884 shares issued outstanding as of 6/30/2019)		$17,328,682	$15,033,630
Additional paid-in capital		$(9,168,732)	$(8,076,022)
Accumulated deficit		$(15,832,517)	$(12,668,741)
Accumulated Other comprehensive income		$(363,951)	$(216,870)
Total Consolidated Group Equity		$(5,186,517)	$(3,978,001)
Non-controlling interests		$(28,311)	$(863
Total Shareholders’ (deficit) equity		$(5,214,828)	$(3,977,138)
Total liabilities and shareholders’ equity		$(2,475,640	$(2,327,950

These financial statements shall be read in conjunction with the accompanying notes.

5

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS

	12 Months to June 30, 2020	12 Months to June 30, 2019
Revenue	-	-
Other income:
Government support income	$69,821	-
Interest income	$97	$188
Shared services	$118,923	-
	$188,841	$188
Operating expenses:
Audit & Accountancy Fees	$124,488	$104,032
Director Fees	$32,407	$16,337
Employee Benefit Expense	$1,121,587	$120,749
General & Administrative Expenses	$858,651	$2,387,231
Prospectus & Capital raising Expenses	$254,407	$896,174
Interest Expense	$457,745	$664,840
Rent Expense	$36,818	$25,338
Development & Regulatory Approval Expenses	$588,206	$3,179,864
Total Operating Expenses	$3,474,309	$7,394,565

Equity income from affiliate	$121,692	-
Consolidated Net (Loss)	$(3,163,776)	$(7,394,377)
Less: (Loss) attributable to non-controlling interest	$(29,174)	$(57,691)
Net (Loss) attributable to holding company & subsidiaries	$(3,134,602)	$(7,336,686)

Other Comprehensive Income
Foreign currency translation gain/(loss)	$(147,081)	$(787,975)
Other Comprehensive income for the period	$(147,081)	$(787,975)
Total Comprehensive Income / (loss) for the period	$(3,281,683)	$(8,124,661)

Loss per share based on net loss (Note 15):

Basic and diluted net loss per share attributed to common shareholders of GBS Inc.	$(0.37)	$(0.88)

Weighted-average number of common shares	8,510,329	8,382,685

These financial statements shall be read in conjunction with the accompanying notes.

6

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM July 1, 2019 to June 30, 2020

	GBS Inc. Shareholders								Non-controlling Interests
	Common Shares	Total Subscribed Value	No of Preferred Shares (1)	Total Value	Additional paid-in capital	(Accumulated deficit)	Other comprehensive income	Shareholders’ equity	No of Ordinary Shares in GBSGC Pty Ltd	Total Value
Balance at July 1, 2019	8,510,000	$1,950,001	2,064,884	$15,033,630	$(8,713,077)	$(12,668,741)	$(216,870)	$(4,615,057)	1,036,000	$637,919
Reclassification of non-controlling interest (Note 3)	-	-	-	-	$637,056	-	-	$637,056	-	$(637,056)
Balance at July 1, 2019 (Reclassified)	8,510,000	$1,950,001	2,064,884	$15,033,630	$(8,076,021)	$(12,668,741)	$(216,870)	$(3,978,001)	1,036,000	$863
Deemed dividend in accordance with FASB ASC 805 to bring the book value of the purchased procurement assets (license to sell) to its historical value (zero net book value)	-	-	-	-	$(976,308)	-	-	$(976,308)	-	-
Issuance of common shares	120,000	$900,000	-	-	-	-	-	$900,000	-	-
Issuance of convertible preferred shares	-	-	306,007	$2,295,052	-	-	-	$2,295,052	-	-
Cost of issuance of ordinary shares and convertible preferred shares, the latter that may convert to common shares	-	-	-	-	$(116,402)	-	-	$(116,402)	-	-
Foreign currency translation loss	-	-	-	-	-	-	$(147,081)	$(147,081)	-	-
Net (loss)	-	-	-	-	-	$(3,163,776)	-	$(3,163,776)	-	$(29,174)
Balance at June 30, 2020	8,630,000	$2,850,001	2,370,891	$17,328,682	$(9,168,732)	$(15,832,517)	$(363,951)	$(5,186,517)	1,036,000	$(28,311)

(1)	Convertible Preference Shares are convertible at a potential IPO to 1 ordinary share and one option exercisable at the IPO price between 2 – 3 years after the IPO providing the option holder holds the underlying share.

These financial statements shall be read in conjunction with the accompanying notes.

7

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM July 1, 2018 to June 30, 2019

	GBS Inc. Shareholders								Non-controlling Interests
	Common Shares	Total Subscribed Value	No of Preferred Shares (1)	Total Value	Additional paid-in capital	(Accumulated deficit)	Other comprehensive income	Shareholders’ equity	No of Ordinary Shares in GBSGC Pty Ltd	Total Value
Balance at July 1, 2018	9,000,000	$1	1,222,506	$8,715,794	$(8,330,314)	$(5,274,364)	$571,105	$(4,317,778)	2,036,000	$1,311,775
Issuance of common shares	260,000	$1,950,000	-	-	-	-	-	$1,950,000	-	-
Consolidation of the shares due to share split	(750,000)	-	-	-	-	-	-	-	-	-
Issuance of convertible preferred shares	-	-	842,378	$6,317,836	-	-	-	$6,317,836	-	-
Cost of issuance of ordinary shares and convertible preferred shares, the latter that may convert to common shares	-	-	-	-	$(382,763)	-	-	$(382,763)	-	-
Foreign currency translation gain/(loss)	-	-	-	-	-	-	$(787,975)	$(787,975)	-	-
Transfer of shares to Glucose Holding Inc.	-	-	-	-	-	-	-	-	(1,000,000)	$(616,165)
Net (loss)	-	-	-	-	-	$(7,394,377)	-	$(7,394,377)	-	$(57,691)
Balance at June 30, 2019	8,510,000	$1,950,001	2,064,884	$15,033,630	$(8,713,077)	$(12,668,741)	$(216,870)	$(4,615,057)	1,036,000	$637,919

(1)	Convertible Preference Shares are convertible at a potential IPO to 1 ordinary share and one option exercisable at the IPO price between 2 – 3 years after the IPO providing the option holder holds the underlying share.

These financial statements shall be read in conjunction with the accompanying notes.

8

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	12 Months to June 30, 2020	12 Months to June 30, 2019
Operating Activities:
Net (Loss)	$(3,163,776)	$(7,394,377)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities:
Accounts receivables and other assets	$50,413	-
Accounts payable, accrued expenses & deferred charges	$1,354,149	$(132,807)
Non-cash related party expenses settled with issuance of common shares	$900,000	$1,950,000
Preference shares issued through offsetting the related party loans	$1,102,717	-
Non-cash deemed dividend transaction	$(976,000)	-
Money received as at 30 June 2019 for which preference shares were issued after year-end	$225,000	-
Other non-cash items	$8,879	-
Net cash used in operating activities	$(498,618)	$(5,577,184)
Investing Activities:
Non-cash consideration for investment in BiosensX	$(14,000)	-
Net cash used in investing activities	$(14,000)	-
Financing Activities:
Cash received from subscribers for convertible preference shares convertible to common shares	$1,001,250	$5,701,671
Cash paid to raise funds by the issuance of shares	$(116,402)	$(382,763)
Cash repaid to convertible note holders	$(150,986)	-
Net cash provided by financing activities	$733,862	$5,318,908
Total Net Cash provided by/(used) in operational, investing & finance Activities	$221,244	$(258,276)

Cash at the beginning of the period	$197,940	$418,420
Exchange Rate Adjustment	$8,089	$37,796
Cash at the end of the period	$427,273	$197,940

Supplemental disclosure of cash flow information
Interest paid	$327,311	$371,671
Interest income	$97	$188

These financial statements shall be read in conjunction with the accompanying notes.

9

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GOING CONCERN

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40) requires management to assess an entity’s ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period, including interim periods, an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

The Company incurred a net loss of $3,134,602 for the year ended June 30, 2020 (Net loss $7,336,686 for the year ended June 30, 2019). As at June 30, 2020, the Company had an accumulated deficit of $15,832,517, negative working capital of $5,350,520, $7,690,468 in current liabilities of which $5,133,706 are convertible notes that will convert to equity upon the proposed IPO, and cash of $427,273 (As at June 30, 2019 the Company had an accumulated deficit of $12,668,741, negative working capital of $3,977,138, $6,305,088 in current liabilities of which $5,131,347 are convertible notes that will convert to equity upon the proposed IPO, and cash of $197,940).

On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (WHO) declared the novel coronavirus disease 2019 (“COVID-19”) outbreak a public health emergency of international concern and on March 12, 2020 the WHO announced the outbreak was a pandemic. The COVID-19 pandemic is having a negative impact on global markets and business activity, which has had a negative but limited impact on our core business operations. However, due to the nature of our platform technology we are able to quickly adapt to this rapidly evolving environment. As part of the immunology modality of the biosensor platform, the parent company (LSBD) executed an agreement on May 29, 2020 with the Wyss Institute for Biologically Inspired Engineering at Harvard University (Wyss) to use the biosensor platform to develop a COVID-19 rapid diagnostic test. The Company has the rights to the technology from this agreement under a Technology Transfer Agreement global license with LSBD entered into on June 23,2020..

10

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 1. GOING CONCERN (CONT.)

GBS Inc. is the global licensee and intends to commercialize COVID-19 diagnostic tests across the US, Europe, APAC and the rest of the world through appropriately qualified distributors.

In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses until it completes the development of its products and seeks regulatory approvals to market such products. These factors may raise doubt about the Company’s ability to continue as a going concern without sufficient capital.

As of the date of this report the Company has received further cash subscriptions for approximately $3,294,745 (439,299 shares), which will be allotted as additional convertible preference shares prior to the IPO. These raisings will be used to financially support the current as well as future activities and financial obligations of the Company. Should the Group encounter a scenario whereby sufficient capital is not available, financial support will be provided by ultimate group shareholders in proportion of their share holdings. The Directors believe that such financial support will be received as the Group has received letters of support from both entities, confirming that they will financially support the current as well as future activities and financial obligations of the Group for a period of at least one year from the date of signing of the financial statements.

The Group’s ability to fund its operations is dependent upon management’s plans and execution, which include in addition to financial assistance where required from the parent company, raising additional capital, including the Proposed Public Offering (as per subsequent event in Note 13), obtaining regulatory approvals for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses.

The Group’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Group be unable to continue as a going concern.

11

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 2. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

During the year, the legal entity name for Glucose Biosensor Systems (Greater China) Holdings Inc. was changed to GBS Inc., and the legal entity name for Glucose Biosensor Systems (Greater China) Inc. was changed to GBS Operations Inc.

GBS Inc. and its wholly owned subsidiary, GBS Operations Inc. are formed under the laws of the state of Delaware, and were formed on December 5, 2016. Glucose Biosensor Systems (Greater China) Pty Ltd (“GBSPL”) was formed on August 4, 2016 under the laws of New South Wales, Australia. Glucose Biosensor Systems (APAC) Pty Ltd and Glucose Biosensor (Japan) Pty Ltd were new entities formed in the current quarter under the laws of New South Wales, Australia. These companies (collectively, the “Company”) were formed to provide a non-invasive, pain free innovation to make it easier for people to manage diabetes.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On May 29, 2020 the parent Company, Life Science Biosensor Diagnostics Pty Ltd, issued 14,000,000 common shares of BiosensX (North America) Inc. to the company at par value of $0.001 each. This will complement the license of the Company for North America Region. Thus providing the Company with 50% interest in the BiosensX (North America) Inc., holder of the technology license for the North America region. This will allow further development of synergies by allowing GBS Inc. to pursue regulatory approval of the biosensor to measure glucose from saliva testing, and allow the Company to concentrate in the development of the other applications of the technology predominantly the field of antibodies, allergies and hormones. Refer to Note 12 for the details.

On May 29, 2020 a research agreement was executed between the parent company (LSBD) and the Wyss Institute for Biologically Inspired Engineering at Harvard University (Wyss). The Company is not a legal party to the agreement but is expecting to derive a benefit through the Technology Transfer Agreement executed with LSBD and the Company on June 23, 2020, further details which are provided below. The company has transferred biosensors (research materials) to the Wyss Institute where its research and development scientists have commenced a pilot research program. Since the biosensor architecture is complete and given the pre-existing plans to develop immunology diagnostic tests, it is therefore relatively straightforward and expeditious to develop the SARS-CoV-2 test.

SARS-CoV-2 antibody testing in saliva can play a critically important role in large-scale ‘sero’-surveillance to address key public health priorities and guide policy and decision-making for COVID-19. It is anticipated that FDA review will be under the Emergency Use Authorization program, which means expedited time to market.

12

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On June 23,2020, The Company entered into a Technology Transfer Agreement global license with LSBD. The significant terms of the license agreement are:

●	The Company has the exclusive worldwide rights to a biosensor strip for antibodies against SARS-CoV-2 and associated application for reading devices to:

●	act as the authorized party for the purpose of prosecuting the application of, and obtaining any, regulatory approval for the Licensed Product, including being authorized to prosecute the approval for an investigational device required for the purpose of carrying out clinical studies.
●	manufacture, promote, market, import, offer, sell, and distribute the Licensed Products.
●	provide reasonable customer support services on the use of the Licensed Products to end users of, and health care
●	practitioners referring end users to, the Licensed Products.
●	use the Licensed Products only for the purposes identified and permitted pursuant to regulatory approval; and
●	collect data acquired from the Licensed Products

●	The royalty rate is 13%, based upon mutually agreed sales projections on the net sales of the commercial units and dedicated reading devices. This serves as the minimum royalty and falls to 3% at the expiry of the relevant patent(s)
●	Each additional year, the sales upon which the minimum royalty is calculated on is increased by the mutually agreed Expected Market Growth rate plus an Additional Growth Percentage rate up to 7% annually. The Additional Growth Percentage Rate is calculated and applied for 10 years
●	In the event of a dispute, in relation to the expected market growth or additional percentage, the agreement provides for a dispute resolution by an independent third party

There are no milestone payments.

Basis of presentation

The Group prepares its consolidated financial statements using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Reclassifications

During the year, management determined that certain transactions involving the issuance of shares of its subsidiary that occurred during the prior year should have resulted in an adjustment to non-controlling interest (“NCI”) and Additional Paid-in-Capital (“APIC”) to reflect the difference between the fair value of the consideration received and the book value of NCI involving these changes in ownership. As a result, the Company increased its prior year APIC with an offsetting reduction to NCI. Management concluded that this reclassification was not meaningful to the Company’s financial position for the prior year, and as such, this change was recorded in the consolidated balance sheet and statement of shareholder’s equity in the first quarter of FY 2020 as an out-of-period adjustment.

13

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Principles of consolidation

On July 29, 2017, Life Science Biosensor Diagnostics Pty Ltd (the parent entity) transferred to GBS Inc., in a non-reciprocal transfer, its 1,000 shares in Glucose Biosensor Systems (Greater China) Pty Ltd. These shares comprised its 100% ownership of Glucose Biosensor Systems (Greater China) Pty Ltd. As a result, the accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control. All significant intercompany transactions and balances have been eliminated upon consolidation.

A summary of the shares authorized and issued of each company at June 30, 2020 and June 30, 2019 are listed below:

At June 30, 2020

Name of entity	Country of incorporation	Shares authorized	Shares issued (Common)	Par value per share	Shares Issued (Convertible Preference)	Par Value Per Share

GBS Inc.	United States	22,000,000	8,630,000	USD$0.01	2,370,891	US$.01
Glucose Biosensor Systems (Greater China) Pty Ltd (2)	Australia	99,800,000	99,800,000	N/A (1)	-	-
GBS Operations Inc. (3)	United States	1,000	100	USD$0.01	-	-
Glucose Biosensor Systems (APAC) Pty Ltd	Australia	100	100	N/A (1)	-	-
Glucose Biosensor (Japan) Pty Ltd	Australia	100	100	N/A (1)	-	-

At June 30, 2019

Name of entity	Country of incorporation	Shares authorized	Shares issued (Common)	Par value per share	Shares Issued (Convertible Preference)	Par Value Per Share

GBS Inc.	United States	22,000,000	8,510,000	USD$0.01	2,064,884	US$.01
Glucose Biosensor Systems (Greater China) Pty Ltd (2)	Australia	99,800,000	99,800,000	N/A (1)	-	-
GBS Operations Inc. (3)	United States	1,000	100	USD$0.01	-	-

(1)	Australia does not have the concept of par value per share.
(2)	GBS Inc. holds 98.96% ownership in this Company for June 30, 2020 and 98.96% for the June 30, 2019 period.
(3)	GBS Inc. holds 100% ownership in this Company for all periods presented.

14

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

On November 5, 2017 the authorized capital was increased to 22,000,000 with a par value of $0.01 each consisting of 18,000,000 shares of common shares and 4,000,000 shares of preferred shares.

On November 5, 2017 the Company conducted a share split of one to 90,000 resulting in issued common share of 9,000,000.

On August 8, 2018 a reverse share split occurred whereas the total number of common issued share has been consolidated from 9,000,000 to 8,250,000.

On November 24, 2018 the company raised a further $1,950,000 through the allocation of 260,000 common shares to its parent company. This was achieved via extinguishment of the related party debt owing to the parent, with consideration being provided via a conversion from debt to common shares.

On July 28, 2020, the authorized capital was increased to 24,000,000 with a par value of $0.01 each consisting of 20,000,000 shares of common shares and 4,000,000 shares of preferred shares.

On June 27, 2019, Life Science Biosensor Diagnostics Pty Ltd (the Licensor), the Company’s controlling shareholder, transferred a total of 36,600 shares of its common shares to a total of 122 employees of the Licensor and related companies pursuant to Regulation S under the Securities Act.

On June 28, 2019, Best Legend Industries Limited, one of the non-controlling shareholders in Glucose Biosensor Systems (Greater China) Pty Ltd transferred it’s 1,000,000 shares to the Company for consideration of 100,000 Series A Convertible Preference Shares in the Company. As a result of this, the non-controlling interest in Glucose Biosensor Systems (Greater China) Pty Ltd has decreased to 1.04%.

On September 2, 2019, Life Science Biosensor Diagnostics Pty Ltd (the Licensor) transferred a total of 42,000 shares of its common shares to a total of 140 employees of the Company and related companies, in each case pursuant to Regulation S under the Securities Act.

On June 30, 2020 the company issued additional 120,000 shares to its parent company for the value of $900,000. This was settled through extinguishment of the related party debt owing to the parent, with consideration being provided via a conversion from debt to common shares. The issue price per share of $7.50, is consistent with pricing of Pre-IPO to external investors. Therefore, as at the date of this report, the Licensor owns a total of 8,551,400 common shares representing 99.1% of the Company’s outstanding common shares.

For the year ended June 30, 2020 the Company received cash subscriptions or the subscription agreement of $2,295,052 regarding the issuance of Convertible Preference Shares convertible to common shares at the completion of an initial public offering (“IPO”). The Convertible Preference Shares carry the same rights as common shares except the right to vote at general meetings of shareholders. Further particulars are at Note 10.

15

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Equity offering costs

The Group complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to shareholders’ equity (deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs amounting to $1,863,613 were capitalized as of June 30, 2020 (June 30, 2019: $1,981,669).

Revenue recognition

The Company shall recognize revenues when there is persuasive evidence of an arrangement, delivery has occurred or services are rendered, the sales price is determinable, and collectability is reasonably assured.

Debt issuance cost

Debt issuance costs are being amortized using the effective interest rate method over the term of the loan and the amortization expense is recorded as part of interest expense of the consolidated statements of operations.

Income taxes

In accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by taxing authorities. It also provides guidance for de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

As of June 30, 2020, the Group had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements. Additionally, the Group had no interest and penalties related to income taxes.

The Group accounts for current and deferred income taxes and, when appropriate, deferred tax assets and liabilities are recorded with respect to temporary differences in the accounting treatment of items for financial reporting purposes and for income tax purposes. Where, based on the weight of all available evidence, it is more likely than not that some amount of the recorded deferred tax assets will not be realized, a valuation allowance is established for that amount that, in management’s judgment, is sufficient to reduce the deferred tax asset to an amount that is more likely than not to be realized.

16

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated from local (functional) currency to presentation currency (U.S. dollar) at the rate of exchange in effect on the consolidated balance sheets date; income and expenses are translated at the average rate of exchange prevailing during the year. Foreign currency movements resulted in a loss of $147,081 for the year ended June 30, 2020 (June 30, 2019: foreign currency translation loss of $787,975).

Net Loss Per Share Attributable to Common Shareholders (“EPS”)

The Company calculates earnings per share attributable to common shareholders in accordance with ASC Topic 260, “Earning Per Share.” Basic net income (loss) per share attributable to common shareholders is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by weighted-average common shares outstanding during the period plus potentially dilutive common shares, such as share warrants.

Potentially dilutive common shares shall be calculated in accordance with the treasury share method, which assumes that proceeds from the exercise of all warrants are used to repurchase common share at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities.

The Company has incurred net losses during the year ended June 30, 2020 and the conversion of the convertible notes payable or the effect of the completion of the issuance of convertible preference shares in a private placement would be anti-dilutive, and thus is not included in loss per share calculation (see Note 9—Convertible Notes Payable).

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

17

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recently issued but not yet effective

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). This update requires all leases with a term greater than 12 months to be recognized on the balance sheet through a right-of-use asset and a lease liability and the disclosure of key information pertaining to leasing arrangements. This new guidance is effective for years beginning after December 15, 2019, with early adoption permitted. The Company is reviewing the effect that ASU 2016-02 will have on its financial statements and related disclosures, and the standard will be applied once it is a public business entity.

NOTE 4. LICENSING RIGHTS

During the first quarter of the period, the Company purchased the license right procurement assets from Life Science Biosensor Diagnostics Pty Ltd for an amount of $976,308 (June 30, 2019: $ nil) in relation to the development and approval process for the Glucose Biosensor Technology. In accordance with FASB ASC 805, this was set to a zero book value which equals the historical carrying value in the books of Life Science Biosensor Diagnostics Pty Ltd, by use of a deemed dividend. The Company shall pay royalties of sales & milestones payments as defined.

On July 3, 2019, the Company entered into an amended and restated license agreement. There is no set expiration date for the license. However, the exclusivity of the license granted under the license agreement runs until the expiration of the patent portfolio covered by the agreement which is currently until 2033. No royalties have been incurred through to June 30, 2020 (June 30, 2019: $ nil).

NOTE 5. OTHER CURRENT ASSETS

	As of
	June 30, 2020	June 30, 2019

Goods & Services Tax Receivable	$7,509	$94,504
Prepayments	$29,469	$53,837
Accrued Income	$12,084	-
Total	$49,062	$148,341

18

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 6. ACCOUNTS PAYABLE & ACCRUED EXPENSES

	As of
	June 30, 2020	June 30, 2019

Accounts and Other Payables	$483,576	$849,720
Accruals	$56,894	$237,536
Employee liabilities	$246,999	$50,412
Total	$787,469	$1,137,668

NOTE 7. RELATED PARTY PAYABLES

	As of
	June 30, 2020	June 30, 2019

Amounts payable to Life Science Biosensor Diagnostics Pty Ltd	$1,769,293	$36,073
Total	$1,769,293	$36,073

NOTE 8. CASH & CASH EQUIVALENTS

	As of
	June 30, 2020	June 30, 2019

Cash at Bank	$427,273	$197,940

The Company places its cash and cash equivalents, which may at times be in excess of the Australia Financial Claims Scheme or the United States’ Federal Deposit Insurance Corporation insurance limits, with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution.

19

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 9. CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	As of
	June 30, 2020	June 30, 2019

Convertible Notes Payable	$5,133,706	$5,277,056
Less unamortized debt issuance costs	-	$(145,709)
Debt less unamortized debt issuance costs	$5,133,706	$5,131,347

Investors have subscribed to a Glucose Biosensor Systems (Greater China) Pty Ltd 7% Convertible Note Issue during the periods in the above table. The Notes bear interest at the rate of 7% per annum payable quarterly in arrears. The Notes are unsecured and mature on December 31, 2020 (Majority of convertible notes were renewed for 12 months on December 31, 2019).

The Notes also provide that there shall be a 15% discount on the potential IPO Price on the offer document intended to be filed with an approved share exchange. This has been converted at an exchange rate of 0.75, being the rate that is commercially agreed with investors as part of the offer process. The rate has been applied consistently for all raisings in the financial year.

NOTE 10. SUBSCRIPTIONS FOR CONVERTIBLE PREFERENCE SHARES OF GBS INC.

The Company has issued 2,370,891 convertible preference shares (An additional 439,299 convertible preference shares was issued subsequent to June 30, 2020 as disclosed in Note 13). When this is combined with the potential subsequent conversion of convertible notes payable, existing common shares issued in the company, and maximum raise upon successful completion of the IPO, the Company estimates that a maximum of 16,660,115 common shares in GBS Inc shall be on issue upon the successful completion of the IPO. The 2,370,891 convertible preference shares are represented by $17,328,682 fully paid subscription monies, which have been allocated to total value of preferred shares and 8,630,000 common shares are represented by $2,850,001 subscription moneys, which have been allocated to total value of common shares.

20

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 10. SUBSCRIPTIONS FOR CONVERTIBLE PREFERENCE SHARES OF GBS INC. (CONT.)

Upon the successfully completion of the IPO there will be 2,223,862 preference shares that hold one Loyalty Warrant Entitlement per share, and 147,029 preference shares that hold one Loyalty Warrant Entitlement per two shares. The terms of the Entitlement provide that the holder can exercise the warrant to purchase one common share at the IPO price during years two through to year three following the IPO. At exercise date, the shareholder must hold for each warrant to be exercised, one underlying common share to exercise the option The warrants are not transferable and apply to the number of shares that were subscribed for. In addition, the warrants do not apply to the convertible note holders.

The Company will continue to maintain its 98.96% (98,762,080 shares) in its subsidiary Glucose Biosensor Systems (Greater China) Pty Ltd.

NOTE 11. RELATED-PARTY TRANSACTIONS

Sales to and purchases from related parties are made in arm’s length transactions both at normal market prices and on normal commercial terms. The following transactions occurred with Life Science Glucose Biosensor Diagnostics Pty Ltd during the period July 1, 2019 to June 30, 2020:

The Company incurred a total of $588,206 (2019: $3,179,864) towards the services in connection with development and regulatory approval pathway for the technology, including payments made or expenses incurred on behalf of the Company.

The Company incurred a total of $444,374 (2019: $1,213,313) towards overhead cost reimbursement which includes salaries, rents and other related overheads directly attributable to the company which are included in General & Administration Expenses.

The Company recognized income of $118,923 (2019: $Nil) in relation to shared labour reimbursement which includes salaries directly attributable to the company which are included in Shared-services revenue.

On May 29, 2020 the parent Company, Life Science Biosensor Diagnostics Pty Ltd, issued 14,000,000 common share of BiosensX (North America) Inc. to the company at par value of $0.001 each. This will complement the license of the Company for North America Region. Thus providing the Company with 50% interest in the BiosensX (North America) Inc., holder of the technology license for the North America region. As of May 29, 2020 BiosensX (North America) Inc. became an affiliate of the Company. This was paid through increasing the loan payable to its parent entity for the amount of $14,000.

21

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 11. RELATED-PARTY TRANSACTIONS (CONT.)

During the first quarter for the period, the Company purchased the license right procurement assets from Life Science Biosensor Diagnostics Pty Ltd for an amount of $976,308 (June 30, 2019: $ nil) in relation to the development and approval process for the Glucose Biosensor Technology. In accordance with FASB ASC 805, this was set to a zero book value, which equals the historical carrying value in the books of Life Science Biosensor Diagnostics Pty Ltd, by use of a deemed dividend. As at June 30, 2020, $1,769,293 remains payable (June 30, 2019: $36,073) in relation to the procurement and other costs detailed above.

On June 23, 2020, the Company entered into a license agreement with Life Science Biosensor Diagnostics Pty Ltd, or the “Licensor”. The Licensor currently owns 99.1% of our outstanding common stock and will continue to own a majority of our outstanding common stock immediately after this offering. The License Agreement sets forth the contractual rights and responsibilities relating to the Licensed Product (as disclosed in Note 3). There is no accounting impact for the period with respect to this transaction.

On June 30, 2020 the company issued additional 120,000 shares to its parent company for the value of $900,000. This was settled through extinguishment of the related party debt owing to the parent, with consideration being provided via a conversion from debt to common shares. The issue price per share of $7.50, is consistent with pricing of Pre-IPO to external investors.

NOTE 12. INVESTMENT IN AFFILIATE

On May 29, 2020 the parent Company, Life Science Biosensor Diagnostics Pty Ltd, issued 14,000,000 common shares of BiosensX (North America) Inc. to the Company at par value of $0.001 per share. This transaction provided the Company with a 50% interest in BiosensX (North America) Inc., the holder of the technology license for the North America region.

The investment in BiosensX (North America) Inc. is accounted for by use of the equity method in accordance with ASC 323 Investments - Equity Method and Joint Ventures.

Life Science Biosensor Diagnostics Pty Ltd is the parent of both the Company and BiosensX (North America), the transfer of BiosensX shares to the Company was deemed to be a common control transaction. As a result of the share transfer, the Company has significant influence over BiosensX (North America) Inc. but in accordance with ASC 810 Consolidation Life Science Biosensor Diagnostics is deemed to have control over BiosensX (North America) Inc. due to its direct ownership of 50% in BiosensX (North America) Inc. and indirect ownership of 50% in BiosensX (North America) Inc. through GBS Inc.

22

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 12. INVESTMENT IN AFFILIATE (CONTINUED.)

The following table summarizes the amount recorded in the consolidated financials statements as at 30 June 2020.

	As of
	June 30, 2020	June 30, 2019

Net asset balance of BiosensX (North America) Inc. as of June 30, 2020	$285,385	-
Less cost of investment	$(14,000)	-
Net assets	$271,385	-
Company’s % share in affiliate	50%	-%
Carrying amount as at June 30, 2020	$135,692	-

NOTE 13. SUBSEQUENT EVENTS

The Company has applied to list its common share in the United States under the exchange symbol “GBSG”. The initial public filing of prospectus made on September 18, 2019 with intent to raise $17.9m (net of transactions costs). The COVID-19 pandemic in the United States resulted in a delay with the exchange processing its application to list the common shares.

As of the date of this report, the Company has received further cash subscriptions for approximately $3,294,745 (439,299 shares), which will be allotted as additional convertible preference shares prior to the IPO.

No other events have arisen in the interval between the year ended June 30, 2020 and the date of this report any other item, transaction or event of a material and unusual nature likely, in the opinion of the Directors to affect significantly the operations or state of affairs of the Group in future financial years.

23

GBS Inc. and subsidiaries

Audited Consolidated Financial Statements

NOTE 14. INCOME TAX

The Company shall file its income tax returns with the Internal Revenue Service and Australian Taxation Office. The Company has net operating loss carried forward of $15,832,517 which are derived from its operations in Australia and the US and are available to reduce future taxable income. Such loss carry forwards may be carried forward indefinitely, subject to compliance with tests of continuity and additional rules.

The net operating loss carried forward gives rise to a deferred tax asset of approximately $4,274,780. However, the Company has determined that a valuation allowance of $4,274,780 against such deferred tax asset is necessary, as it cannot be determined that the carry forwards will be utilized.

NOTE 15. LOSS PER SHARE

	As of
	June 30, 2020	June 30, 2019

Total Loss	$(3,134,602)	$(7,336,686)
Basic and diluted net loss per share attributed to common shareholders	$(0.37)	$(0.88)

Weighted-average number of ordinary shares	8,510,329	8,382,685

24

GBS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JULY 1, 2020

THROUGH SEPTEMBER 30, 2020

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

Table of Contents

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the shareholders and board of directors

GBS, Inc.

New York, New York

Results of Review of Interim Consolidated Financial Statements

We have reviewed the condensed consolidated balance sheet of GBS Inc. (the Company) as of September 30, 2020, the related condensed consolidated statements of income and comprehensive income for the three-month periods ended September 30, 2020 and 2019 and cash flows for the three-month periods ended September 30, 2020 and 2019, and the related notes (collectively referred to as the ‘interim condensed consolidated financial statements’) included in the accompanying Securities and Exchange Commission Form S-1 for the period ended September 30, 2020. Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (‘PCAOB’), the consolidated balance sheet of the Company as of June 30, 2020, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated September 11, 2020, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of June 30, 2020 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Basis for review results

These interim condensed consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

3

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

Emphasis of matter regarding going concern

The accompanying interim consolidated financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1, certain conditions are present that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The accompanying interim consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

BDO Audit Pty Ltd

Tim Aman

Director

Sydney

11 November 2020

4

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

CONSOLIDATED BALANCE SHEETS

		As of
	Note	September 30, 2020	June 30, 2020

Assets
Current assets:
Cash and cash equivalents	8	$994,186	$427,273
Deferred charges	3	$1,863,613	$1,863,613
Other current assets	5	$48,357	$49,062
Total current assets		$2,906,156	$2,339,948

Investment in affiliate	12	-	$135,692
Intangibles
Licensing rights, net of accumulated amortization	4	-	-
Total assets		$2,906,156	$2,475,640

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	6	$475,431	$787,469
Related party payables	7	$328,980	$1,769,293
Convertible notes payable	9	$5,133,706	$5,133,706
Total current liabilities		$5,938,117	$7,690,468

Non-current liabilities:
Employee benefit liabilities	6	$15,605	-
Total non-current liabilities		$15,605	-
Total liabilities		$5,953,722	$7,690,468
Commitments and Contingencies		-	-

Shareholders’ equity
Common shares (8,630,000 shares issued and outstanding as of 9/30/2020 and 8,630,000 shares issued and outstanding as of 6/30/2020)		$2,850,001	$2,850,001
Preferred shares (2,810,190 shares issued and outstanding as of 9/30/2020 and 2,370,891 shares issued outstanding as of 6/30/2020)		$20,623,427	$17,328,682
Additional paid-in capital		$(9,168,732)	$(9,168,732)
Accumulated deficit		$(16,905,027)	$(15,832,517)
Accumulated other comprehensive income		$(414,519)	$(363,951)
Total consolidated group equity		$(3,014,850)	$(5,186,517)
Non-controlling interests		$(32,716)	$(28,311)
Total shareholders’ (deficit) equity		$(3,047,566)	$(5,214,828)
Total liabilities and shareholders’ equity		$2,906,156	$2,475,640

These financial statements shall be read in conjunction with the accompanying notes.

5

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	3 Months to September 30, 2020	3 Months to September 30, 2019
Revenue
Other income:
Government support income	$55,427	-
Interest income	$70	$42
Shared services	-	$122,075
	$55,497	$122,117
Operating expenses:
Audit and accountancy fees	$62,513	$7,588
Director fees	$6,998	$6,712
Employee benefit expense	$388,001	$306,544
General and administrative expenses	$44,291	$304,272
Prospectus and capital raising expenses	$166,481	-
Interest expense	$85,828	$149,511
Rent expense	$9,930	$7,139
Other expenses	$4,865	-
Realized foreign exchange loss	$192,470	-
Development and regulatory approval expenses	$30,938	$105,181
Total operating expenses	$992,315	$886,947

Equity loss from affiliate	$135,692	-
Consolidated net (loss)	$(1,072,510)	$(764,830)
Less: (loss) attributable to non-controlling interest	$(4,405)	$(6,980)
Net (loss) attributable to holding company and subsidiaries	$(1,068,105)	$(757,850)

Other comprehensive income
Foreign currency translation gain/(loss)	$(50,568)	$4,234
Other comprehensive income for the period	$(50,568)	$4,234
Total comprehensive Income / (loss) for the period	$(1,123,078)	$(760,596)
Loss per share based on net loss (Note 15):

Basic and diluted net loss per share attributed to common shareholders of GBS Inc.	$(0.12)	$(0.09)

Weighted-average number of common shares	8,630,000	8,510,000

These financial statements shall be read in conjunction with the accompanying notes.

6

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM July 1, 2020 to September 30, 2020

	GBS Inc. Shareholders								Non-controlling Interests
	Common Shares	Total Subscribed Value	No of Preferred Shares (1)	Total Value	Additional paid-in capital	(Accumulated deficit)	Other comprehensive income	Shareholders’ equity	No of Ordinary Shares in GBSGC Pty Ltd	Total Value
Balance at July 1, 2020	8,630,000	$2,850,001	2,370,891	$17,328,682	$(9,168,732)	$(15,832,517)	$(363,951)	$(5,186,517)	1,036,000	$(28,311)
Issuance of common shares					-	-	-	-	-	-
Issuance of convertible preferred shares			439,299	3,294,745	-	-	-	3,294,745	-	-
Foreign currency translation loss	-	-	-	-	-	-	$(50,568)	$(50,568)	-	-
Net (loss)	-	-	-	-	-	$(1,072,510)	-	$(1,072,510)	-	$(4,405)
Balance at September 30, 2020	8,630,000	2,850,001	2,810,190	20,623,427	$(9,168,732)	$(16,905,027)	$(414,519)	$(3,014,850)	1,036,000	$(32,716)

(1)	Convertible Preference Shares are convertible at a potential IPO to 1 ordinary share and one option exercisable at the IPO price between 2 – 3 years after the IPO providing the option holder holds the underlying share.

These financial statements shall be read in conjunction with the accompanying notes.

7

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM July 1, 2019 to September 30, 2019

	GBS Inc. Shareholders								Non-controlling Interests
	Common Shares	Total Subscribed Value	No of Preferred Shares (1)	Total Value	Additional paid-in capital	(Accumulated deficit)	Other comprehensive income	Shareholders’ equity	No of Ordinary Shares in GBSGC Pty Ltd	Total Value
Balance at July 1, 2019	8,510,000	$1,950,001	2,064,884	$15,033,630	$(8,713,077)	$(12,668,741)	$(216,869)	$(4,615,057)	1,036,000	$637,919
Reclassification of non-controlling interest (Note 3)	-	-	-	-	$637,056	-	-	$637,056	-	$(637,056)
Balance at July 1, 2019 (Reclassified)	8,510,000	$1,950,001	2,064,884	$15,033,630	$(8,076,022)	$(12,668,741)	$(216,869)	$(3,978,001)	1,036,000	$863
Subscription to purchase preference shares of GBS Inc.	-	-	-	-	$1,102,717	-	-	$1,102,717	-	-
Deemed dividend in accordance with FASB ASC 805 to bring the book value of the purchased procurement assets (license to sell) to its historical value (zero net book value)	-	-	-	-	$(976,308)	-	-	$(976,308)	-	-
Issuance of convertible preferred shares	-	-	111,978	$839,837	-	-	-	$839,837	-	-
Cost of issuance of ordinary shares and convertible preferred shares, the latter that may convert to common shares	-	-	-	-	$(116,401)	-	-	$(116,401)	-	-
Foreign currency translation gain/(loss)	-	-	-	-	-	-	$4,234	$4,234	-	-
Net (loss)	-	-	-	-	-	$(757,850)	-	$(757,850)	-	$(6,980)
Balance at September 30, 2019	8,510,000	$1,950,001	2,176,862	$15,873,467	$(8,066,014)	$(13,426,591)	$(212,635)	$(3,881,772)	1,036,000	$(6,117)

(1)	Convertible Preference Shares are convertible at a potential IPO to 1 ordinary share and one option exercisable at the IPO price between 2 – 3 years after the IPO providing the option holder holds the underlying share.

These financial statements shall be read in conjunction with the accompanying notes.

8

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	3 Months to September 30, 2020	3 Months to September 30, 2019
Operating Activities:
Net (loss)	$(1,072,510)	$(764,830)
Adjustments to reconcile net loss to net cash provided by/(used) in operating activities:
Changes in assets and liabilities:
Other current assets	$705	$(218,468)
Accounts payable, accrued expenses and deferred charges	$(1,752,351)	$(973,184
Equity loss from affiliate	$135,692	-
Other non-cash items	$(54,317)	-
Net cash used in operating activities	$(2,742,781)	$(10,114)
Investing Activities:
Net cash used in investing activities	-	-
Financing Activities:
Cash received from subscribers for convertible preference shares convertible to common shares	$3,294,745	$648,750
Cash paid to raise funds by the issuance of shares	-	$(116,402)
Net cash provided by financing activities	$3,294,745	$532,348
Total net cash provided by/(used) in operational, investing and finance activities	$551,964	$522,324

Cash at the beginning of the period	$427,273	$197,940
Exchange rate adjustment	$14,949	$(5,868)
Cash at the end of the period	$994,186	$714,307

Supplemental disclosure of cash flow information
Interest paid	$85,076	$85,158
Interest income	$70	$42

These financial statements shall be read in conjunction with the accompanying notes.

9

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. GOING CONCERN

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements - Going Concern (ASC 205-40) requires management to assess an entity’s ability to continue as a going concern within one year of the date of the financial statements are issued. In each reporting period, including interim periods, an entity is required to assess conditions known and reasonably knowable as of the financial statement issuance date to determine whether it is probable an entity will not meet its financial obligations within one year from the financial statement issuance date. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate it is probable the entity will be unable to meet its financial obligations as they become due within one year after the date the financial statements are issued.

The Company is an emerging growth company and has not generated any revenues to date. As such, the Company is subject to all of the risks associated with emerging growth companies. Since inception, the Company has incurred losses and negative cash flows from operating activities. The Company does not expect to generate positive cash flows from operating activities in the near future until such time, if at all, the Company completes the development process of its products, including regulatory approvals, and thereafter, begins to commercialize and achieve substantial acceptance in the marketplace for the first of a series of products in its medical device portfolio.

The Company incurred a net loss of $1,068,105 for the three months to September 30, 2020 (Net loss $757,850 for the three months to September 30, 2019). As at September 30, 2020, the Company had an accumulated deficit of $16,905,027, negative working capital of $3,031,961, $5,938,117 in current liabilities of which $5,133,706 are convertible notes that will convert to equity upon the proposed IPO, and cash of $994,186 (as at June 30, 2020 the Company had an accumulated deficit of $15,832,517, negative working capital of $5,350,520, $7,690,468 in current liabilities of which $5,133,706 are convertible notes that will convert to equity upon the proposed IPO, and cash of $427,273).

On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (WHO) declared the novel coronavirus disease 2019 (“COVID-19”) outbreak a public health emergency of international concern and on March 12, 2020 the WHO announced the outbreak was a pandemic. The COVID-19 pandemic is having a negative impact on global markets and business activity, which has had a negative but limited impact on our core business operations. However, due to the nature of our platform technology we are able to quickly adapt to this rapidly evolving environment. As part of the immunology modality of the biosensor platform, the parent company, Life Science Biosensor Diagnostics Pty Ltd (LSBD) executed an agreement on May 29, 2020 with the Wyss Institute for Biologically Inspired Engineering at Harvard University (Wyss) to use the biosensor platform to develop a COVID-19 rapid diagnostic test. The Company has the rights to the technology from this agreement under a Technology Transfer Agreement global license with LSBD entered into on June 23, 2020.

10

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 1. GOING CONCERN (CONT.)

GBS Inc. is the global licensee and intends to commercialize COVID-19 diagnostic tests across the US, Europe, APAC and the rest of the world through appropriately qualified distributors.

In the near future, the Company anticipates incurring operating losses and does not expect to experience positive cash flows from operating activities and may continue to incur operating losses until it completes the development of its products and seeks regulatory approvals to market such products. These factors raise substantial doubt about the Company’s ability to continue as a going concern without sufficient capital.

The Group’s ability to fund its operations is dependent upon management’s plans and execution, which include in addition to financial assistance where required from the parent company and the Proposed Public Offering (as per subsequent event in Note 13), obtaining regulatory approvals for its products currently under development, commercializing and generating revenues from products currently under development, and continuing to control expenses.

The Group’s consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities should the Group be unable to continue as a going concern.

NOTE 2. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

GBS Inc. and its wholly owned subsidiary, GBS Operations Inc. are formed under the laws of the state of Delaware, and were formed on December 5, 2016. Glucose Biosensor Systems (Greater China) Pty Ltd (“GBSPL”) was formed on August 4, 2016 under the laws of New South Wales, Australia and was renamed to GBS (APAC) Pty Ltd on October 14, 2020. Glucose Biosensor Systems (Japan) Pty Ltd and Glucose Biosensor Systems (APAC) Pty Ltd were formed under the laws of New South Wales, Australia on February 22, 2017 and February 23, 2017 respectively. These companies (collectively, the “Company” or “Group”) were formed to provide a non-invasive, pain free innovation to make it easier for people to manage diabetes.

On May 29, 2020 a research agreement was executed between the parent company (LSBD) and the Wyss Institute for Biologically Inspired Engineering at Harvard University (Wyss). The Company is not a legal party to the agreement but is expecting to derive a benefit through the Technology Transfer Agreement executed with LSBD and the Company on June 23, 2020, further details which are provided below. The company has transferred biosensors (research materials) to the Wyss Institute where its research and development scientists have commenced a pilot research program. Since the biosensor architecture is complete and given the pre-existing plans to develop immunology diagnostic tests, it is therefore relatively straightforward and expeditious to develop the SARS-CoV-2 test.

11

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 2. ORGANIZATION AND DESCRIPTION OF THE BUSINESS (CONT.)

SARS-CoV-2 antibody testing in saliva can play a critically important role in large-scale ‘sero’-surveillance to address key public health priorities and guide policy and decision-making for COVID-19. It is anticipated that FDA review will be under the Emergency Use Authorization program, which means expedited time to market.

On June 23, 2020, The Company entered into a Technology Transfer Agreement global license with LSBD. The significant terms of the license agreement are:

●	The Company has the exclusive worldwide rights to a biosensor strip for antibodies against SARS-CoV-2 and associated application for reading devices to:
	●	act as the authorized party for the purpose of processing the application of, and obtaining any, regulatory approval for the Licensed Product, including being authorized to process the approval for an investigational device required for the purpose of carrying out clinical studies.
	●	manufacture, promote, market, import, offer, sell, and distribute the Licensed Products.
	●	provide reasonable customer support services on the use of the Licensed Products to end users of, and health care practitioners referring end users to, the Licensed Products.
	●	use the Licensed Products only for the purposes identified and permitted pursuant to regulatory approval; and
	●	collect data acquired from the Licensed Products
●	The royalty rate is 13%, based upon mutually agreed sales projections on the net sales of the commercial units and dedicated reading devices. This serves as the minimum royalty and falls to 3% at the expiry of the relevant patent(s)
●	Each additional year, the sales upon which the minimum royalty is calculated on is increased by the mutually agreed Expected Market Growth rate plus an Additional Growth Percentage rate up to 7% annually. The Additional Growth Percentage Rate is calculated and applied for 10 years
●	In the event of a dispute, in relation to the expected market growth or additional percentage, the agreement provides for a dispute resolution by an independent third party.

There are no milestone payments.

12

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On May 29, 2020 the parent Company, Life Science Biosensor Diagnostics Pty Ltd, issued 14,000,000 common shares of BiosensX (North America) Inc. to the company at par value of $0.001 each. This will complement the license of the Company for North America Region. Thus providing the Company with 50% interest in the BiosensX (North America) Inc., holder of the technology license for the North America region. This will allow further development of synergies by allowing GBS Inc. to pursue regulatory approval of the biosensor to measure glucose from saliva testing, and allow the Company to concentrate in the development of the other applications of the technology predominantly the field of antibodies, allergies and hormones. Refer to Note 12 for the details.

Basis of presentation

The Group prepares its consolidated financial statements using the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Reclassifications

In the comparative period (FY 2020), management determined that certain transactions involving the issuance of shares of its subsidiary that occurred during the prior year should have resulted in an adjustment to non-controlling interest (“NCI”) and Additional Paid-in-Capital (“APIC”) to reflect the difference between the fair value of the consideration received and the book value of NCI involving these changes in ownership. As a result, the Company increased its prior year APIC with an offsetting reduction to NCI. Management concluded that this reclassification was not meaningful to the Company’s financial position for the prior year, and as such, this change was recorded in the consolidated balance sheet and statement of shareholder’s equity in the first quarter of the comparative period (FY 2020) as an out-of-period adjustment.

Principles of consolidation

On July 29, 2017, Life Science Biosensor Diagnostics Pty Ltd (the parent entity) transferred to GBS Inc., in a non-reciprocal transfer, its 1,000 shares in Glucose Biosensor Systems (Greater China) Pty Ltd. These shares comprised its 100% ownership of Glucose Biosensor Systems (Greater China) Pty Ltd. As a result, the accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control. All significant intercompany transactions and balances have been eliminated upon consolidation.

13

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A summary of the shares authorized and issued of each company at September 30, 2020 and June 30, 2020 are listed below:

At September 30, 2020

Name of entity	Country of incorporation	Shares authorized	Shares issued (Common)	Par value per share	Shares Issued (Convertible Preference)	Par Value Per Share
GBS Inc.	United States	22,000,000	8,630,000	USD$0.01	2,810,190	US$.01
Glucose Biosensor Systems (Greater China) Pty Ltd (2)	Australia	99,800,000	99,800,000	N/A (1)	-	-
GBS Operations Inc. (3)	United States	1,000	100	USD$0.01	-	-
Glucose Biosensor Systems (APAC) Pty Ltd (3)	Australia	100	100	N/A (1)	-	-
Glucose Biosensor (Japan) Pty Ltd (3)	Australia	100	100	N/A (1)	-	-

At June 30, 2020

Name of entity	Country of incorporation	Shares authorized	Shares issued (Common)	Par value per share	Shares Issued (Convertible Preference)	Par Value Per Share
GBS Inc.	United States	22,000,000	8,630,000	USD$0.01	2,370,891	US$.01
Glucose Biosensor Systems (Greater China) Pty Ltd (2)	Australia	99,800,000	99,800,000	N/A (1)	-	-
GBS Operations Inc. (3)	United States	1,000	100	USD$0.01	-	-
Glucose Biosensor Systems (APAC) Pty Ltd (3)	Australia	100	100	N/A (1)	-	-
Glucose Biosensor (Japan) Pty Ltd (3)	Australia	100	100	N/A (1)	-	-

(1)	Australia does not have the concept of par value per share.
(2)	GBS Inc. holds 98.96% ownership in this Company at September 30, 2020 and at June 30, 2020.
(3)	GBS Inc. holds 100% ownership in this Company at September 30, 2020 and at June 30, 2020.

14

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

On November 5, 2017 the authorized capital was increased to 22,000,000 with a par value of $0.01 each consisting of 18,000,000 shares of common shares and 4,000,000 shares of preferred shares.

On November 5, 2017 the Company conducted a share split of one to 90,000 resulting in issued common share of 9,000,000.

On August 8, 2018 a reverse share split occurred whereas the total number of common issued share has been consolidated from 9,000,000 to 8,250,000.

On November 24, 2018 the company raised a further $1,950,000 through the allocation of 260,000 common shares to its parent company. This was achieved via extinguishment of the related party debt owing to the parent, with consideration being provided via a conversion from debt to common shares.

On July 28, 2020, the authorized capital was increased to 24,000,000 with a par value of $0.01 each consisting of 20,000,000 shares of common shares and 4,000,000 shares of preferred shares.

On June 27, 2019, Life Science Biosensor Diagnostics Pty Ltd (the Licensor), the Company’s controlling shareholder, transferred a total of 36,600 shares of its common shares to a total of 122 employees of the Licensor and related companies pursuant to Regulation S under the Securities Act.

On June 28, 2019, Best Legend Industries Limited, one of the non-controlling shareholders in Glucose Biosensor Systems (Greater China) Pty Ltd transferred its 1,000,000 shares to the Company for consideration of 100,000 Series A Convertible Preference Shares in the Company. As a result of this, the non-controlling interest in Glucose Biosensor Systems (Greater China) Pty Ltd has decreased to 1.04%.

On September 2, 2019, Life Science Biosensor Diagnostics Pty Ltd (the Licensor) transferred a total of 42,000 shares of its common shares to a total of 140 employees of the Company and related companies, in each case pursuant to Regulation S under the Securities Act.

On June 30, 2020 the company issued additional 120,000 shares to its parent company for the value of $900,000. This was settled through extinguishment of the related party debt owing to the parent, with consideration being provided via a conversion from debt to common shares. The issue price per share of $7.50, is consistent with pricing of Pre-IPO to external investors. Therefore, as at the date of this report, the Licensor owns a total of 8,551,400 common shares representing 99.1% of the Company’s outstanding common shares.

For the three months ended September 30, 2020 the Company received cash subscriptions of $3,294,745 regarding the issuance of Convertible Preference Shares convertible to common shares at the completion of an initial public offering (“IPO”). The Convertible Preference Shares carry the same rights as common shares except the right to vote at general meetings of shareholders. Further particulars are at Note 10.

15

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Equity offering costs

The Group complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ASC 340 with regards to offering costs. Prior to the completion of an offering, offering costs will be capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged to shareholders’ equity (deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs amounting to $1,863,613 were capitalized as of September 30, 2020 (June 30, 2020: $1,863,613).

Revenue recognition

Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by delivering the promised goods or service deliverables to the customers. A good or service deliverable is transferred to a customer when, or as, the customer obtains control of that good or service deliverable.

Debt issuance cost

Debt issuance costs are being amortized using the effective interest rate method over the term of the loan and the amortization expense is recorded as part of interest expense of the consolidated statements of operations.

Income taxes

In accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 740, Income Taxes, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not that the positions will be sustained upon examination by taxing authorities. It also provides guidance for de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

As of September 30, 2020, the Group had no uncertain tax positions that qualified for either recognition or disclosure in the consolidated financial statements. Additionally, the Group had no interest and penalties related to income taxes.

The Group accounts for current and deferred income taxes and, when appropriate, deferred tax assets and liabilities are recorded with respect to temporary differences in the accounting treatment of items for financial reporting purposes and for income tax purposes. Where, based on the weight of all available evidence, it is more likely than not that some amount of the recorded deferred tax assets will not be realized, a valuation allowance is established for that amount that, in management’s judgment, is sufficient to reduce the deferred tax asset to an amount that is more likely than not to be realized.

16

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated from local (functional) currency to presentation currency (U.S. dollar) at the rate of exchange in effect on the consolidated balance sheets date; income and expenses are translated at the average rate of exchange prevailing during the year. Foreign currency movements resulted in a loss of $50,568 for the three months ended September 30, 2020 (three months ended September 30, 2019, foreign currency translation gain of $4,234).

Net loss per share attributable to common shareholders (“EPS”)

The Company calculates earnings per share attributable to common shareholders in accordance with ASC Topic 260, “Earning Per Share.” Basic net income (loss) per share attributable to common shareholders is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by weighted-average common shares outstanding during the period plus potentially dilutive common shares, such as share warrants.

Potentially dilutive common shares shall be calculated in accordance with the treasury share method, which assumes that proceeds from the exercise of all warrants are used to repurchase common share at market value. The amount of shares remaining after the proceeds are exhausted represents the potentially dilutive effect of the securities.

The Company has incurred net losses during the three months ended September 30, 2020 and the conversion of the convertible notes payable or the effect of the completion of the issuance of convertible preference shares in a private placement would be anti-dilutive, and thus is not included in loss per share calculation (see Note 9—convertible notes payable).

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

17

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recently issued but not yet effective

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). This update requires all leases with a term greater than 12 months to be recognized on the balance sheet through a right-of-use asset and a lease liability and the disclosure of key information pertaining to leasing arrangements. This new guidance is effective for private companies for fiscal years beginning after December 15, 2021, and interim period within fiscal years beginning after December 15, 2022 as amended by ASU 2020-05 with early adoption permitted. The Company has not early adopted the standard. Upon IPO, the Company will be required to adopt ASU 2016-02. The Company has assessed the impact and considers this to be immaterial.

NOTE 4. LICENSING RIGHTS

On July 3, 2019, the Company entered into an amended and restated license agreement for Greater China Region. There is no set expiration date for the license. However, the exclusivity of the license granted under the license agreement runs until the expiration of the patent portfolio covered by the agreement which is currently until 2033. No royalties have been incurred through to June 30, 2020 (June 30, 2019: $ nil).

During the first quarter of the FY 2020 , the Company purchased the license right procurement assets from Life Science Biosensor Diagnostics Pty Ltd for an amount of $976,308 (June 30, 2019: $ nil) in relation to the development and approval process for the Glucose Biosensor Technology for APAC region. This supplemented the existing license for the Greater China region. In accordance with FASB ASC 805, this was set to a zero book value which equals the historical carrying value in the books of Life Science Biosensor Diagnostics Pty Ltd, by use of a deemed dividend. The Company shall pay royalties of sales & milestones payments as defined.

On June 23, 2020, The Company entered into a Technology Transfer Agreement global license with LSBD for SARS-CoV-2 and associated application. Refer to note 2 for further details of the licensing agreement.

NOTE 5. OTHER CURRENT ASSETS

	As of
	September 30, 2020	June 30, 2020
Goods and services tax receivable	$8,773	$7,509
Prepayments	$28,922	$29,469
Accrued income	$10,662	$12,084
Total	$48,357	$49,062

18

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	As of
	September 30, 2020	June 30, 2020
Accounts and other payables	$347,381	$483,576
Accruals	$48,412	$56,894
Employee liabilities (current and non-current)	$95,243	$246,999
Total	$491,036	$787,469

NOTE 7. RELATED PARTY PAYABLES

	As of
	September 30, 2020	June 30, 2020
Amounts payable to Life Science Biosensor Diagnostics Pty Ltd	$328,980	$1,769,293
Total	$328,980	$1,769,293

NOTE 8. CASH AND CASH EQUIVALENTS

	As of
	September 30, 2020	June 30, 2020
Cash at bank	$994,186	$427,273

The Company places its cash and cash equivalents, which may at times be in excess of the Australia Financial Claims Scheme or the United States’ Federal Deposit Insurance Corporation insurance limits, with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution.

19

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 9. CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	As of
	September 30, 2020	June 30, 2020
Convertible notes payable	$5,133,706	$5,133,706
Less unamortized debt issuance costs	-	-
Debt less unamortized debt issuance costs	$5,133,706	$5,133,706

Investors have subscribed to a Glucose Biosensor Systems (Greater China) Pty Ltd 7% Convertible Note Issue during the periods in the above table. The Notes bear interest at the rate of 7% per annum payable quarterly in arrears. The Notes are unsecured and mature on December 31, 2020 (majority of convertible notes were renewed for 12 months on December 31, 2019).

The Notes also provide that there shall be a 15% discount on the potential IPO Price on the offer document intended to be filed with an approved share exchange. This has been converted at an exchange rate of 0.75, being the rate that is commercially agreed with investors as part of the offer process. The rate has been applied consistently for all raisings in the financial year.

NOTE 10. SUBSCRIPTIONS FOR CONVERTIBLE PREFERENCE SHARES OF GBS INC.

The Company has issued 2,810,190 convertible preference shares. When this is combined with the potential subsequent conversion of convertible notes payable, existing common shares issued in the company, and maximum raise upon successful completion of the IPO, the Company estimates that a maximum of 16,660,115 common shares in GBS Inc. shall be on issue upon the successful completion of the IPO. The 2,810,190 convertible preference shares are represented by $20,623,427 fully paid subscription monies, which have been allocated to total value of preferred shares and 8,630,000 common shares are represented by $2,850,001 subscription moneys, which have been allocated to total value of common shares.

20

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 10. SUBSCRIPTIONS FOR CONVERTIBLE PREFERENCE SHARES OF GBS INC. (CONT.)

Upon the successfully completion of the IPO there will be 2,663,161 preference shares that hold one Loyalty Warrant Entitlement per share, and 147,029 preference shares that hold one Loyalty Warrant Entitlement per two shares. The terms of the Entitlement provide that the holder can exercise the warrant to purchase one common share at the IPO price during years two through to year three following the IPO. At exercise date, the shareholder must hold for each warrant to be exercised, one underlying common share to exercise the option The warrants are not transferable and apply to the number of shares that were subscribed for. In addition, the warrants do not apply to the convertible note holders.

The Company will continue to maintain its 98.96% (98,762,080 shares) in its subsidiary Glucose Biosensor Systems (Greater China) Pty Ltd.

NOTE 11. RELATED-PARTY TRANSACTIONS

Sales to and purchases from related parties are made in arm’s length transactions both at normal market prices and on normal commercial terms. The following transactions occurred with Life Science Glucose Biosensor Diagnostics Pty Ltd during the period July 1, 2020 to September 30, 2020 (FY2020: July 1, 2019 to September 30, 2019):

The Company incurred a total of $nil (FY2020: $105,181) towards the services in connection with development and regulatory approval pathway for the technology, including payments made or expenses incurred on behalf of the Company.

The Company incurred a total of $nil (FY2020: $150,661) towards overhead cost reimbursement which includes salaries, rents and other related overheads directly attributable to the company which are included in general and administration expenses.

The Company recognized income of $nil (FY2020: $122,075) in relation to shared labour reimbursement which includes salaries directly attributable to the company which are included in shared-services revenue.

21

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 12. INVESTMENT IN AFFILIATE

On May 29, 2020 the parent Company, Life Science Biosensor Diagnostics Pty Ltd, issued 14,000,000 common shares of BiosensX (North America) Inc. to the Company at par value of $0.001 per share. This transaction provided the Company with a 50% interest in BiosensX (North America) Inc., the holder of the technology license for the North America region.

The investment in BiosensX (North America) Inc. is accounted for by use of the equity method in accordance with ASC 323 Investments - Equity Method and Joint Ventures.

Life Science Biosensor Diagnostics Pty Ltd is the parent of both the Company and BiosensX (North America), the transfer of BiosensX shares to the Company was deemed to be a common control transaction. As a result of the share transfer, the Company has significant influence over BiosensX (North America) Inc. but in accordance with ASC 810 Consolidation Life Science Biosensor Diagnostics is deemed to have control over BiosensX (North America) Inc. due to its direct ownership of 50% in BiosensX (North America) Inc. and indirect ownership of 50% in BiosensX (North America) Inc. through GBS Inc.

The following table summarizes the amount recorded in the consolidated financial statements:

	As of
	September 30, 2020	June 30, 2020
Investment value	$135,692	$14,000
Equity income/(loss) from affiliate	$(135,692)	$121,692
Carrying amount	-	$135,692

NOTE 13. SUBSEQUENT EVENTS

The Company has applied to list its common share in the United States under the exchange symbol “GBSG”. The updated public filing of the prospectus was made on October 20, 2020 with intent to raise $17.90m (net of transactions costs).

No other events have arisen in the interval between the period ended September 30, 2020 and the date of this report any other item, transaction or event of a material and unusual nature likely, in the opinion of the Directors to affect significantly the operations or state of affairs of the Group in future financial years.

22

GBS Inc. and subsidiaries

Unaudited Condensed Consolidated Financial Statements

NOTE 14. INCOME TAX

The Company shall file its income tax returns with the Internal Revenue Service and Australian Taxation Office. The Company has net operating loss carried forward of $16,905,027 which are derived from its operations in Australia and the US and are available to reduce future taxable income. Such loss carry forwards may be carried forward indefinitely, subject to compliance with tests of continuity and additional rules.

The net operating loss carried forward gives rise to a deferred tax asset of approximately $3,803,631. However, the Company has determined that a valuation allowance of $3,803,631 against such deferred tax asset is necessary, as it cannot be determined that the carry forwards will be utilized.

NOTE 15. LOSS PER SHARE

	As of
	September 30, 2020	September 30, 2019
Total Loss	$(1,072,510)	$(757,850)
Basic and diluted net loss per share attributed to common shareholders	$(0.12)	$(0.09)

Weighted-average number of ordinary shares	8,630,000	8,510,000

23

3,000,000 shares of Common Stock of

Issuable upon conversion of the Series B Convertible Preferred Stock

PROSPECTUS

Dated            , 2021

*****

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts) will be as follows:

SEC registration fee	$2,667.49
Accounting fees and expenses	$10,000
Printing and engraving expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$1,000
Total	$23,667.49

Item 14.	Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation and by-laws will provide that all of its directors and officers shall be entitled to be indemnified by us to the fullest extent permitted by law. The Company’s amended and restated by-laws will further provide that it will indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law. In addition, we intend to enter into customary indemnification agreements with each of our directors and officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(3)	(a)A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(3)	(i)For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Pursuant to the underwriting agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this has, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock, preferred stock, promissory notes and warrants without registration under the Securities Act:

On November 5, 2017, we effected a forward stock split of one to 90,000 shares, which resulted in our having 9,000,000 issued and outstanding shares of common stock as of such date. On August 9, 2018, we effected a reverse stock split of approximately one to 0.9167 shares, which resulted in our having 8,250,000 issued and outstanding shares of common stock as of such date.

On November 24, 2018, we issued a further 260,000 shares of common stock in exchange for the cancellation of $1,950,000 in debt held by the Licensor, by issuing a further 260,000 in shares of common stock to the Licensor, resulting in 8,510,000 issued and outstanding shares of common stock as of such.

As of the date hereof, our 99.1%-owned subsidiary, GBS Pty Ltd, has sold to various investors convertible notes in the outstanding aggregate principal amount of $5,133,706, the principal and interest of which notes automatically converted at the closing of the IPO into shares of common stock at a price per share equal to 85% of the public offering price in the IPO. In the absence of the completion of the IPO and such automatic conversion of the notes, the notes mature on December 31, 2019. These notes were issued along with ordinary shares of GBS Pty Ltd in a private placement conducted in the first quarter of 2018.

As of the date hereof, we have sold to various investors a total of 2,810,190 shares of Series A Convertible Preferred Stock, including 3,000 shares to Spiros Sakiris, our Chief Financial Officer, which will automatically convert into 2,810,190 shares of our common stock upon listing. As of the date hereof, there are outstanding warrants to purchase 2,736,675 shares of our common stock issued in connection with the Series A Convertible Preferred Stock, including warrants to purchase 3,000 shares held by Mr. Sakiris, having an exercise price of equal to 100% of the public offering price in the IPO offering, which warrants were exercisable only during the one-year period commencing on the second anniversary of the closing of the IPO.

In June 2019, the Licensor transferred a total of 36,600 common stocks of our common stock to a total of 122 employees of the Licensor and related companies, and in September 2019, the Licensor transferred a total of 42,000 shares of our common stocks to a total of 140 employees of the Licensor and related companies. Therefore, as at the date hereof, the Licensor owns a total of 8,431,400 shares of our common stock, representing 99.1% of issued common stock.

All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors, or pursuant to the exemption from registration contained in Regulation S under the Securities Act. The securities transferred by the Licensor to employees of the Licensor and related companies were transferred pursuant to the exemption from registration contained in Regulation S under the Securities Act. No underwriting discounts or commissions were paid with respect to any such sales.

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Item 16.	Exhibits and Financial Statement Schedules.

(3)	(a)The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.*

3.2	Amended and Restated By-laws.*

3.3.	Certificate of Designation of Series B Preferred Stock *

3.4	Amended and Restated Certificate of Incorporation.*

4.1	Specimen Common Stock Certificate.*

4.2	Form of Series A Warrant.*

4.3	Form of Series B Warrant.*

4.4	Form of Warrant Agency Agreement.*

4.5	Form LSBD Warrant.*

5.1	Opinion of Schiff Hardin LLP

10.1	2019 Incentive Equity Plan.*

10.2	Amended and Restated License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd.*

10.3	Master Services Agreement between the Company and IQ3Corp Limited.*

10.4	Medical Affairs Services Agreement between the Company and Clinical Research Corporation.*

10.5	Form of Employment Agreement between the Company and Mr. Simeonidis.*

10.6	Form of Employment Agreement between the Company and Dr. Becker.*

10.7	Form of Employment Agreement between the Company and Mr. Sakiris.*

10.8	Form of Lock-Up Agreement (included in Exhibit 1.1).*

10.9	Letter of Financial Assistance from The iQ Group Global Ltd.*

10.10	Letter of Financial Assistance from iQX Limited.*

10.11	Form of Letter of Equity Support from iQnovate Limited.*

10.12	Form of Letter of Equity Support from iQX Limited.*

10.13	Technology License Agreement between the Company and Life Science Biosensor Diagnostics Pty Ltd.*

10.14	Material Transfer Agreement between Life Science Biosensor Diagnostics Pty Ltd and Wyss Institute for Biologically Inspired Engineering*

10.15	Form of Exchange Agreement.*

10.16	Form of Registration Rights Agreement.*

10.17	Form of Purchase and Assignment Agreement.*

14.1	Code of Ethics.*

21.1	List of Subsidiaries.*

23.1	Consent of BDO Audit Pty Ltd.

23.2	Consent of Schiff Hardin LLP (to be included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

* Previously filed as exhibit to the Company’s registration statement on Form S-1 (SEC File No. 333-232557) and incorporated by reference herein.

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Item 17.	Undertakings.

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of January, 2021.

GBS INC.

By:	/s/ Harry Simeonidis
Name:	Harry Simeonidis
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Harry Simeonidis	President, Chief Executive Officer and Director	January 20, 2021
Harry Simeonidis

/s/ Spiro Sakiris	Chief Financial Officer	January 20, 2021
Spiro Sakiris	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Boyages	Chairman of the Board	January 20, 2021
Steven Boyages MB BS, PhD

/s/ Victoria Gavrilenko	Director	January 20, 2021
Victoria Gavrilenko

/s/ Jonathan Hurd	Director	January 20, 2021
Jonathan Hurd

/s/ Leon Kempler	Director	January 20, 2021
Leon Kempler

/s/ George Margelis	Director	January 20, 2021
George Margelis, M.D.

/s/ Tom Parmakellis	Director	January 20, 2021
Tom Parmakellis, M.D.

/s/ Jonathan Sessler	Director	January 20, 2021
Jonathan Sessler, Ph.D.

/s/ Christopher Towers	Director	January 20, 2021
Christopher Towers

/s/ Lawrence Fisher	Director	January 20, 2021
Lawrence Fisher

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